                                                                    EXHIBIT 10.2

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              SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
                                  BY AND AMONG
                          CCC INFORMATION SERVICES INC.
                                       AND
                       THE LENDERS THAT ARE PARTIES HERETO
                                       AND
                        LASALLE BANK NATIONAL ASSOCIATION

                   (AS ADMINISTRATIVE AGENT AND ISSUING BANK)

                        EXECUTED AS OF NOVEMBER 30, 2001








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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1             THE CREDIT FACILITY.....................................2

         1.1      Line of Credit Facility.....................................2

         1.2      Letter of Credit Subfacility................................9

         1.3      Determination of Commitment Amounts........................18

         1.4      Advances...................................................18

         1.5      Payments in General........................................19

         1.6      [Intentionally Blank]......................................23

         1.7      Fees and Other Compensation................................23

         1.8      Substitution of Lenders....................................23

Article 2             CONDITIONS PRECEDENT...................................23

         2.1      Closing Conditions.........................................23

         2.2      Conditions to All Advances or Issuances of Letters of
                  Credit.....................................................28

Article 3             REPRESENTATIONS AND WARRANTIES.........................29

         3.1      Organization and Good Standing.............................29

         3.2      Power and Authority........................................29

         3.3      Validity and Legal Effect..................................29

         3.4      No Violation of Laws or Agreements.........................29

         3.5      Title to Assets, Existing Encumbrances.....................30

         3.6      Capital Structure and Equity Ownership.....................30

         3.7      Subsidiaries, Affiliates and Investments...................30

         3.8      Material Contracts.........................................31

         3.9      Licenses and Authorizations................................31

         3.10     Taxes and Assessments......................................31

         3.11     Litigation and Legal Proceedings...........................31

         3.12     Accuracy of Financial Information..........................31

         3.13     Accuracy of Other Information..............................32

         3.14     Compliance with Laws Generally.............................32

         3.15     ERISA Compliance...........................................32

         3.16     Environmental Compliance...................................33

         3.17     Margin Rule Compliance.....................................33

         3.18     Investment Company Act.....................................34

                                        i
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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
                                                                            ----

         3.19     Solvency...................................................34

         3.20     Public Utility Holding Company Act.........................34

         3.21     Insurance..................................................34

         3.22     Intellectual Property......................................35

         3.23     No Event of Default........................................35

Article 4             AFFIRMATIVE COVENANTS..................................35

         4.1      Financial Covenants and Ratios.............................35

         4.2      Periodic Financial Statements..............................36

         4.3      Other Financial and Specialized Reports....................38

         4.4      Fiscal Year................................................39

         4.5      Books and Records..........................................39

         4.6      Existence and Good Standing................................39

         4.7      Notice in the Event of Subsidiary Insolvency...............39

         4.8      Insurance; Maintenance of Properties Disaster Contingency..39

         4.9      Loan Purpose...............................................41

         4.10     Litigation; Occurrence of Defaults.........................41

         4.11     Taxes......................................................41

         4.12     Management Changes.........................................41

         4.13     Costs and Expenses.........................................41

         4.14     Compliance with Laws.......................................41

         4.15     Further Actions............................................42

         4.16     Subordinated Indebtedness Notices..........................45

         4.17     Other Information..........................................45

Article 5             NEGATIVE COVENANTS.....................................45

         5.1      [Intentionally Blank]......................................45

         5.2      Additional Indebtedness....................................45

         5.3      Guaranties.................................................46

         5.4      Loans......................................................46

         5.5      Liens and Encumbrances.....................................47

         5.6      Transfer of Assets.........................................48

         5.7      Investments................................................48

                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page
                                                                            ----

         5.8      New Ventures; Mergers; Acquisitions........................49

         5.9      Transactions with Affiliates...............................49

         5.10     Dividends or Distributions.................................50

         5.11     Inactive Affiliate.........................................50

         5.12     Payment of Management Fees.................................50

         5.13     Subordinated Indebtedness..................................50

         5.14     Capital Expenditures.......................................50

         5.15     Modifications to Organic Documents.........................51

         5.16     Modifications to Material Relationships and Agreements.....51

         5.17     Cancellation of Indebtedness...............................51

         5.18     Payments In Respect of Capricorn Indebtedness..............51

         5.19     Inconsistent Agreements....................................52

         5.20     Capital Infusion...........................................52

Article 6             RIGHT OF SET OFF.......................................53

         6.1      Right of Set-Off...........................................53

         6.2      Additional Rights..........................................53

Article 7             DEFAULT AND REMEDIES...................................54

         7.1      Events of Default..........................................54

         7.2      Remedies...................................................57

Article 8             ADMINISTRATIVE AGENT...................................57

         8.1      Appointment, Authorization and Grant of Authority..........57

         8.2      Acceptance of Appointment..................................58

         8.3      Administrative Agent's Relationship with Borrower..........58

         8.4      Non-Reliance on Administrative Agent and Other Lenders.....58

         8.5      Reliance by Administrative Agent...........................59

         8.6      Delegation of Duties; Additional Reliance by Administrative
                  Agent......................................................59

         8.7      Acting on Instructions of Lenders..........................60

         8.8      Actions Upon Occurrence of Default or Event of Default.....60

         8.9      Administrative Agent's Rights as Lender in Individual
                  Capacity...................................................60

         8.10     Advances By Administrative Agent...........................60

         8.11     Payments to Lenders........................................61

                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page
                                                                            ----

         8.12     Pro-Rata Sharing of Setoff Proceeds........................62

         8.13     Limitation on Liability of Administrative Agent............62

         8.14     Indemnification............................................62

         8.15     Resignation; Successor Administrative Agent................63

Article 9             DEFINITIONS............................................63

         9.1      Definitions................................................63

         9.2      Rules of Construction......................................81

Article 10            MISCELLANEOUS..........................................81

         10.1     Indemnification, Reliance and Assumption of Risk
                  Provisions.................................................81

         10.2     Assignment; Disclosure of Information to Third Parties.....82

         10.3     Binding Effect and Governing Law...........................85

         10.4     No Waiver; Delay...........................................85

         10.5     Modifications and Amendments...............................85

         10.6     Headings...................................................86

         10.7     Notices....................................................87

         10.8     Time of Day................................................88

         10.9     Relationship with Prior Agreements.........................88

         10.10    Severability...............................................88

         10.11    Termination and Survival...................................88

         10.12    Reinstatement..............................................89

         10.13    Notification of Addresses, Lending Offices, Etc............89

         10.14    Counterparts...............................................89

         10.15    Conflict Provision.........................................89

         10.16    Waiver of Liability........................................89

         10.17    Forum Selection, Consent to Jurisdiction...................90

         10.18    Waiver of Jury Trial.......................................91

         10.19    Prior Agreements...........................................91

                                       iv
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SCHEDULES AND EXHIBITS:

SCHEDULES:

Schedule A            Pricing Grid
Schedule 3.1          Good Standing/Foreign Qualification Jurisdictions
Schedule 3.2          Missing Consents
Schedule 3.5          Existing Encumbrances
Schedule 3.5A         Real Property Interests
Schedule 3.6          Capital Structure/Equity Ownership
Schedule 3.8          Material Contracts
Schedule 3.10         Taxes and Assessments
Schedule 3.11         Litigation and Legal Proceedings
Schedule 3.21         Insurance
Schedule 4.12         Executive Management Group
Schedule 5.2          Permitted Additional Indebtedness
Schedule 5.5          Permitted Additional Liens
Schedule 5.7          Acquisition and Investments
Schedule 5.8          New Ventures; Mergers


EXHIBITS:

Exhibit 1.1.4         Form of Line of Credit Note
Exhibit 1.1.5.3       Form of Conversion/Continuation Notice
Exhibit 1.4.1         Form of Advance Request
Exhibit 4.2           Form of Periodic Compliance Certificate
Exhibit 10.2          Form of Assignment and Acceptance

              SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

     This SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT is entered into as of November 30, 2001, among CCC Information Services Inc., a Delaware corporation ("CCC" or "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender") and LaSalle Bank National Association, as Administrative Agent ("Administrative Agent") and Issuing Bank ("Issuing Bank").

                                R E C I T A L S:
                                 - - - - - - - -

     1. Borrower, the lenders parties thereto (together with their respective successors and assigns, the "Previous Lenders") and Administrative Agent entered into that certain Amended and Restated Credit Facility Agreement dated as of October 20, 1998, which provided for a line of credit with a maturity date of September 30, 2002 (as amended or otherwise modified on or prior to the date hereof, the "Previous Credit Facility Agreement").

     2. Certain of the Previous Lenders will assign their remaining interests in the Previous Credit Facility to the Lenders.

     3. Upon the effectiveness of this Agreement, Borrower will reduce the Advances and other amounts owed to the Lenders in such order as the Administrative Agent determines by the amount of at least $18,800,000 with the proceeds of the Capital Infusion.

     4. Borrower has requested that (i) the Line of Credit Commitment be reduced, (ii) the Line of Credit Maturity Date be extended and (iii) certain additional amendments be made to the Previous Credit Facility Agreement and, for the sake of clarity and convenience, that the Previous Credit Facility Agreement be restated as so amended.

     5. The Lenders are willing to amend and restate the Previous Credit Facility Agreement upon the terms and conditions set forth in this Agreement.

     6. This Agreement shall become effective, and shall amend and restate the Previous Credit Facility Agreement, upon the execution of this Agreement by Borrower, the Agent and the Lenders and upon the satisfaction of the conditions contained in Section 2.1 hereof; and from and after such effective time, (i) all references made to the Previous Credit Facility Agreement in the Loan Documents or in any other instrument or document executed and/or delivered pursuant thereto shall, without more, be deemed to refer to this Agreement and (ii) the Previous Credit Facility Agreement shall be deemed amended and restated in its entirety hereby.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, each of Borrower, the Lenders and Administrative Agent hereby amend and restate the Previous Credit Facility Agreement in its entirety as of the date hereof as follows:

                                   ARTICLE 1.
                              THE CREDIT FACILITY

     1.1  Line of Credit Facility.

          1.1.1 Establishment of Credit Facility. Subject to the terms and conditions of and in reliance upon the representations and warranties contained in the Loan Documents, each Lender will lend funds to Borrower from time to time prior to the Line of Credit Maturity Date (as determined in accordance with Section 1.1.2 hereof) in an aggregate amount at any time outstanding not to exceed its Commitment Percentage (on a Pro Rata basis) of the Available Credit Portion at such time (as determined in accordance with Section 1.3 hereof).

          1.1.2 Facility Maturity. The Line of Credit Facility will mature on November 30, 2004 (as may be extended from time to time in Lenders' sole and absolute discretion or as may be earlier terminated pursuant to the terms hereof, "Line of Credit Maturity Date").

          1.1.3 Use of Proceeds. The funds advanced under this Line of Credit Facility may be used exclusively to pay (i) for closing costs and fees associated with consummating and documenting the transactions contemplated by this Agreement, and (ii) for acquisitions of assets and Capital Expenditures otherwise permitted for Borrower and its Subsidiaries under the Loan Documents, and (iii) for general working capital and other general corporate purposes (including, without limitation, Permitted Investments), and (iv) for such other purposes as specifically authorized hereunder or in writing by Administrative Agent (in the sole and absolute discretion of the Required Lenders).

          1.1.4 Line of Credit Note. The indebtedness under the Line of Credit Facility and the corresponding obligation of Borrower to repay Lenders with interest in accordance with the terms hereof will be evidenced by one or more Line of Credit Notes substantially in the form of Exhibit 1.1.4 attached hereto (each, as amended, restated, replaced, supplemented, extended or renewed hereafter, "Line of Credit Note"; collectively, the "Line of Credit Notes") payable to the order of each Lender in accordance with its Line of Credit Commitment Percentage. The Line of Credit Note will be due and payable in full on the Line of Credit Maturity Date. The aggregate stated principal amount of the Line of Credit Notes will be $30,000,000; provided, however, that the maximum liability under such Line of Credit Notes will be limited at all times to the actual amount of indebtedness (including principal, interest, fees and expenses) then outstanding under the Line of Credit Facility. Each Lender is authorized to note or endorse the date and amount of each Advance and payment under the Line of Credit Facility on a schedule annexed to and constituting a part of its Line of Credit Note. Such notations or endorsements, if made without manifest error, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations and liabilities of Borrower thereunder or hereunder.

          1.1.5 Interest. Interest under the Line of Credit Facility (and with respect to any other amounts advanced to or on behalf of Borrower under the Loan Documents) will be determined and imposed in accordance with the following provisions (and, as applicable, Section 1.5.5 hereof and Section 1.5.6 hereof):

                    1.1.5.1 Establishment of Portions. For purposes of determining interest, Borrower may designate and subdivide the aggregate outstanding balance under the Line of Credit Facility (including any other amounts advanced to or on behalf of Borrower under the Loan Documents) into a maximum of five (5) Portions. No Portion may be less than $500,000 if interest accrues thereon with reference to the Prime Rate and $1,000,000 if interest accrues thereon with reference to the Adjusted LIBO Rate (unless it is designated as $0.00), and all Portions collectively must total the aggregate outstanding balance under the Line of Credit Facility.

                    1.1.5.2 Interest Rate Determination. The aggregate outstanding principal balance of all Advances included under each Portion will bear interest (computed daily until paid, whether prior to or after the Line of Credit Maturity Date) at the applicable Rate Index (which shall be the Prime Rate or the Adjusted LIBO Rate as elected by Borrower pursuant to any Advance Request or in accordance with Section 1.1.5.3 hereof) plus the applicable Rate Margin (as determined in accordance with Section 1.1.5.4 hereof). If the Prime Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will change when and as the Prime Rate or the Rate Margin changes; and if an Adjusted LIBO Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will be established on the first day of each Interest Period for such Portion and will not change during such Interest Period, except to the extent the Rate Margin changes during the Interest Period or as otherwise permitted under Section 1.1.5.6 hereof.

                    1.1.5.3 Selection of Rate Index. The applicable Rate Index for each Portion will be either the Prime Rate or an Adjusted LIBO Rate.

                              a. Borrower may, upon irrevocable written notice to Administrative Agent in the form of Exhibit 1.1.5.3 attached hereto ("Conversion/Continuation Notice"):

                                   (1) elect, as of any Business Day, in
                        the case of Portions consisting of Prime Rate Advances, to convert any such Portion (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof) into Portions consisting of Adjusted LIBO Rate Advances; or

                                   (2)  elect, as of the last day of the
                        applicable Interest Period, in the case of Portions consisting of Adjusted LIBO Rate Advances, to convert any such Portion (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof) into Portions consisting of Prime Rate Advances; or

                                   (3)  elect, as of the last day of the
                        applicable Interest Period, in the case of any Portion consisting of an Adjusted LIBO Rate Advance, to continue such Portion (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof);

provided, that if at any time a Portion is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Portion shall automatically convert into a Portion consisting of a Prime Rate Advance, and on and after such date the right of Borrower to continue such Portion as, or convert such Portion into a Portion consisting of Adjusted LIBO Rate Advances shall terminate.

                    b. Borrower shall deliver a Conversion/Continuation Notice to be received by Administrative Agent not later than Noon (Central
          Time) at least (i) three Business Days in advance of the proposed date of the conversion or continuation (the "Conversion/Continuation Date"), if a Portion is to be converted into or continued as a Portion consisting of an Adjusted LIBO Rate Advance; and (ii) on the Business Day before the Conversion/Continuation Date, if the Portion is to be converted into a Portion consisting of a Prime Rate Advance, specifying:

                              (1) the proposed Conversion/Continuation Date;

                              (2) the aggregate amount of the Portion to be
               continued or converted;

                              (3) the Rate Index of such Portion resulting from
               the proposed conversion or continuation; and

                              (4) other than in the case of conversions into a
               Portion consisting of Prime Rate Advances, the duration of the requested Interest Period.

                    c. If upon the expiration of any Interest Period applicable to a Portion consisting of Adjusted LIBO Rate Advances, Borrower has failed to select timely a new Interest Period to be applicable to such Portion, or if any Default or Event of Default then exists, Borrower shall be deemed to have elected to convert such Portion into a Portion consisting of Prime Rate Advances as effective as of the expiration date of such Interest Period.

                    d. Administrative Agent will promptly notify each Lender of its receipt of a Conversion/Continuation Notice, or, if no timely notice is provided by Borrower, Administrative Agent will promptly notify each Lender of the details of any automatic conversion.

               1.1.5.4 Applicable Rate Margins. The Rate Margin applicable to the Line of Credit Facility shall be determined by reference to the Pricing Grid attached as Schedule A.

               1.1.5.5 Calculation of Interest. Interest under the Line of Credit Facility will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed. Interest will begin to accrue on the outstanding principal amount of the Line of Credit Facility (and on any other amounts advanced to or on behalf of Borrower under the Loan Documents) on and as of the date such funds are advanced.

               1.1.5.6 Special LIBO Rate Provisions. The following provisions will apply with respect to the Adjusted LIBO Rate, notwithstanding any other provision hereof:

                         a. Change in Adjusted LIBO Rate. The Adjusted LIBO Rate applicable to any Lender's Pro Rata share of any Portion may be automatically adjusted by such Lender from time to time on a prospective basis to account for any additional or increased cost to such Lender of maintaining any necessary reserves for deposits (including, without limitation, any increase in the Reserve Percentage) or increased costs due to changes in the applicable law (except for increased costs consisting of Excluded Taxes) occurring subsequent to the commencement of the then-applicable Adjusted LIBO Rate Interest Period (to the extent not otherwise given effect in determining the Adjusted LIBO Rate). Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrower, and such Lender will furnish a statement to Administrative Agent and Borrower setting forth the basis for adjusting such Adjusted LIBO Rate and the method for determining the amount of such adjustment. A determination by any Lender hereunder will be conclusive absent manifest error. If any Lender provides any such notice of adjustment under this subsection, then Borrower may elect to change the then-applicable Rate Index (using the same
          Rate Margin category) to the Prime Rate for such Lender's Pro Rata share of such Portion then subject to an Adjusted LIBO Rate. Such election to change the Rate Index may be made by providing Administrative Agent written notice thereof at any time within the first ten (10) Business Days after receipt of the notice of adjustment from such Lender through Administrative Agent (notwithstanding the restriction hereunder limiting such Rate Index changes to certain dates, but subject to the requirement to pay actual costs incurred by such Lender as described in Section 1.1.6.5.e hereof). Upon Administrative Agent's receipt of such written election, the identified Portion will thereupon begin to accrue interest at the Prime Rate plus the Rate Margin (as applicable for the same Leverage Ratio level as was previously applicable for the Adjusted LIBO Rate) for the remainder of the then-current Interest Period for such Portion. Notwithstanding the foregoing, no Lender shall be entitled to adjust the Adjusted LIBO Rate under this Clause "a" to account for such - additional or increased costs to the extent that such Lender has already been compensated for such additional or increased cost pursuant to Section 1.5.4 or Section 4.13 hereof.

                         b. Unavailability of Eurodollar Funds. An Adjusted LIBO Rate will not be available for Portions under the Line of Credit Facility if (i) Administrative Agent at any time prior to the commencement of the relevant Interest Period determines or reasonably believes that (A) Eurodollar deposits equal to the principal amount of such Portion for the applicable Interest Period are unavailable, or
          (B) by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not then exist for ascertaining an Adjusted LIBO Rate or (ii) any Lenders having Pro Rata Shares of at least 40% at any time prior to the commencement of the relevant Interest Period determine or reasonably believe that an Adjusted LIBO Rate will not adequately and fairly reflect the cost of maintaining balances under the Line of Credit Facility. Such Lenders will give Administrative Agent notice of any such event within a reasonable time thereafter and, upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrower. Administrative Agent or such Lenders, as applicable, will furnish a statement to Administrative Agent and Borrower setting forth the basis for such determination or reasonable belief. A determination or belief by Administrative Agent or such Lenders, as applicable, will be conclusive absent manifest error.

                         c. Illegality. An Adjusted LIBO Rate will also not be available for the Line of Credit Facility if any Lenders having Pro Rata Shares of at least 40% at any time determine or reasonably believe that it is unlawful or impossible to fund or maintain sufficient Eurodollar liabilities for the Line of Credit Facility under an Adjusted LIBO Rate. Such Lenders will give Administrative Agent notice of any such event within a reasonable time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrower, and such Lenders will furnish a statement to Administrative Agent and Borrower setting forth the basis for such determination or reasonable belief. A determination or belief by such Lenders hereunder will be conclusive absent manifest error.

               Alternative Rate. During the existence of any Event of Default or an event contemplated by either Clause "b" of this subsection or Clause "c" of this subsection, each Lender's obligation hereunder to fund Advances at an Adjusted LIBO Rate will be suspended, and during such period. During the existence of any event contemplated by Clause "c", the outstanding balance under the Line of Credit Facility will bear interest at the Prime Rate plus the appropriate Rate Margin (determined in accordance with Section 1.1.5.4 hereof) and, if applicable, with additional interest as provided under Section 1.5.5. During the existence of any Event of Default or event contemplated by Clause "b", each outstanding Adjusted LIBO Rate Advance, shall, on the last day of the current Interest Period for such LIBO Rate Advance, unless then repaid in full, automatically convert to a Prime Rate Advance and bear interest at the Prime Rate plus the applicable Rate Margin (determined in accordance with Section 1.1.5.4 hereof) and, if applicable, with additional interest as provided under Section 1.5.5.

          1.1.6 Repayment and Prepayment. Borrower hereby promises to pay to Administrative Agent (for the benefit of Lenders) the aggregate indebtedness under the Line of Credit Facility (and other Loan Documents) in accordance with the following provisions:

               1.1.6.1 Periodic Interest Payments. Interest accrued under the Line of Credit Facility will be due and payable quarterly in arrears on the last day of each calendar quarter with respect to any Portion consisting of Prime Rate Advances and on the last day of each Interest Period for any Portion consisting of Adjusted LIBO Rate Advances.

               1.1.6.2  Commitment Reductions.

                    a. Voluntary Termination or Reduction of Commitments. Borrower may, upon not less than five Business Days' prior notice to Administrative Agent and all the Lenders, terminate the Line of Credit Commitment, or permanently reduce the Line of Credit Commitment by an aggregate minimum amount of $500,000 or any multiple of $500,000 in excess thereof without premium or penalty, unless, after giving effect thereto and to any prepayments of Advances made upon the effective date thereof, the amount of all Advances and L/C Obligations then outstanding would exceed the aggregate amount of the Commitments of all Lenders then in effect.

                    b. Mandatory Reduction. Except to the extent expressly provided in Section 5.20, on the date of any Mandatory Prepayment Event the Line of Credit Commitment shall be permanently reduced by an amount equal to the Designated Proceeds of such Mandatory Prepayment Event.

               1.1.6.3  [Intentionally Blank].

               1.1.6.4 At Maturity or Termination. The entire aggregate outstanding indebtedness under the Line of Credit Facility (including principal, interest, L/C Obligations, fees and expenses) is due and payable in its entirety in immediately available funds on the Line of Credit Maturity Date. Notwithstanding the foregoing, the entire aggregate outstanding indebtedness under the Line of Credit Facility (including all principal, interest, L/C Obligations, fees and expenses) will be due and payable in its entirety in immediately available funds upon any earlier termination of either the Line of Credit Commitment, the Line of Credit Facility or this Agreement, in each instance, in accordance with the terms hereof.

               1.1.6.5  Prepayments.

                    a. Voluntary Payments. The outstanding principal balance under the Line of Credit Facility may be prepaid in whole or in part by an aggregate minimum amount of $500,000 or any multiple of $500,000 in excess thereof at any time without premium or penalty upon notice to Administrative Agent not later than 12:00 p.m. (Central Time) on the day of prepayment (which shall be a Business Day), except as provided in Clause "e" of this subsection.

                    b. Mandatory Prepayments -- Excessive Balance. If the aggregate amount of Advances and L/C Obligations outstanding under the Line of Credit Facility at any time exceeds the Line of Credit Commitment at such time, then such excess amount outstanding must be prepaid immediately to Administrative Agent for the benefit of Lenders (without necessity of notice or demand by Administrative Agent).

                    c. Other Mandatory Prepayments. Borrower shall make a prepayment to Administrative Agent for the benefit of Lenders (without necessity of notice or demand by Administrative Agent) upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"): (i) within one Business Day of the receipt by Borrower or any of its Subsidiaries of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds; (ii) within one Business Day of the receipt by Guarantor, Borrower or any of their respective Subsidiaries of , any Net Cash Proceeds from any issuance of Equity Securities of Guarantor (other than any proceeds from (1) the issuance of Guarantor Common Stock pursuant to the Rights Offering and (2) the issuance of Guarantor Common Stock pursuant to the Capital Infusion Purchase Agreement; provided such proceeds shall be applied in accordance with
          Section 5.20), Borrower or any of their respective Subsidiaries without duplication (excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to Borrower or another Restricted Subsidiary of Borrower), in an amount equal to 100% of such Net Cash Proceeds; (iii) within one Business Day of the receipt by Guarantor, Borrower or any of their respective Subsidiaries of any Net Cash Proceeds from any issuance of Funded Debt by Borrower, Guarantor (other than any proceeds from the issuance of the Capital Infusion Notes; provided, that such proceeds shall be applied in accordance with Section 5.20) of or any of their respective Subsidiaries (excluding Funded Debt which is Permitted Indebtedness under clauses a through j of Section 5.2), in an amount equal to 100% of such Net Cash Proceeds; and (iv) within one Business Day of the receipt by Guarantor, Borrower or any of their respective Subsidiaries, of any federal income tax refund that when added to any other federal income tax refunds received by Guarantor, Borrower or any of their respective Subsidiaries on or after the Closing Date exceeds $18,800,000. Any prepayment required to be made pursuant to this Section 1.1.6.5.c. shall be applied pursuant to Section 1.5.3 and will permanently reduce the Line of Credit Commitment to the extent such amounts are applied to principal under the Line of Credit Facility.

                    d. In General. Any prepayment under the Line of Credit Facility must include all accrued but unpaid interest under the Line of Credit Facility allocable to the amount prepaid through the date of such prepayment.

                    e. Adjusted LIBO Rate Prepayments. In connection with any prepayment of all or any portion of the outstanding balance under the Line of Credit Facility upon which an Adjusted LIBO Rate is then applicable on any day other than the last day of an Interest Period -- whether such prepayment is voluntary, by demand, acceleration or otherwise -- Borrower must pay Administrative Agent for the benefit of the applicable Lenders all costs, losses and expenses (including funding costs) that may arise or be incurred as a result of or in connection with such prepayment, as such costs, losses and expenses may be reasonably determined by each such Lender. Upon written request to Lenders (through Administrative Agent), each such Lender will furnish a statement setting forth the basis for such calculation in reasonable detail. A determination or calculation by any Lender hereunder will be conclusive absent manifest error.

                    1.1.6.6  [Intentionally Blank].

                    1.1.6.7  [Intentionally Blank].

                    1.1.6.8 Application of Payments. Payments hereunder (including prepayments) will be applied in accordance with Section
          1.5.3 hereof. Notwithstanding the foregoing, if Borrower does not otherwise direct and as long as no Default or Event of Default exists, payments and prepayments allocable to principal under the Line of Credit Facility shall be applied to repay Portions accruing interest at the Prime Rate first and then to repay Portions accruing interest at the Adjusted LIBO Rate (applying first to Portions having an Interest Period with the shortest remaining time to maturity); provided, however, that during the existence of a Default or an Event of Default, Administrative Agent shall apply funds received from Borrower in any manner in which the Required Lenders direct.

                    1.1.6.9 Availability for Reborrowing. Principal amounts repaid or prepaid (other than prepayments which permanently reduce the Line of Credit Commitment) under the Line of Credit Facility prior to the Line of Credit Maturity Date will be available for reborrowing at any time pursuant to and in accordance with the terms hereof up to the Available Credit Portion.

          1.2  Letter of Credit Subfacility.

               1.2.1  The Letter of Credit Subfacility Commitment.

                    a. On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time upon Borrower's request received at least three Business Days prior to the date of any requested issuance, during the period from the Closing Date to the Line of Credit Maturity Date, to issue Letters of Credit for the account of Borrower (or any of its Restricted Subsidiaries), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 1.2.2.c. and 1.2.2.d., and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued hereunder; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date")
          (1) the amount of all L/C Obligations plus the outstanding amount of all Advances exceeds the Line of Credit Commitment at such time, (2) the participation of any Lender in the amount of all L/C Obligations plus the amount of all outstanding Advances of such Lender exceeds such Lender's Commitment, or (3) the amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon, and reimbursed. It is understood and agreed that any "Letters of Credit" issued and outstanding under the Previous

          Credit Facility Agreement shall be deemed to be Letters of Credit outstanding hereunder.

                    b. The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                         (i) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                         (ii) the Issuing Bank has received written notice from any Lender, Administrative Agent or Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 2 is not then satisfied;

                         (iii) the expiry date of any requested Letter of Credit
               is (A) more than one year after the date of Issuance provided that a Letter of Credit with an expiry date of one year from its date of issuance may be renewed for additional one-year periods (which shall not extend beyond the date referred to in clause (B) unless fully cash collateralized as of the date of Issuance to the satisfaction of Issuing Bank), or (B) later than 5 days prior to the Line of Credit Maturity Date, unless fully cash collateralized as of the date of Issuance to the satisfaction of Issuing Bank;

                         (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                         (v) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                         (vi) such Letter of Credit is to be denominated in a currency other than Dollars.

          1.2.2    Issuance, Amendment and Renewal of Letters of Credit.

                    a. Each Letter of Credit shall be issued upon the irrevocable written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to Administrative Agent) at least three
          (3) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. The language of each Letter of Credit shall be acceptable to the Issuing Bank. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business
          Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
          (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may reasonably require.

                    b. Prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from Borrower and, if not, the Issuing Bank will provide Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from Administrative Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 1.2.1.a. as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 1.2.l.b.(ii); or (B) that one or more conditions specified in Article 2 are not - then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of Borrower or as otherwise designated by Borrower in accordance with the Issuing Bank's usual and customary business practices.

                    c. From time to time while a Letter of Credit is outstanding and prior to the Line of Credit Maturity Date, the Issuing Bank will, upon the written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to Administrative Agent) at least one day (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it, provided, that the language thereof shall be acceptable to the Issuing Bank. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                    d. The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Line of Credit Maturity Date, at the option of Borrower and upon the written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to Administrative Agent) at least one day (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection upon the request of Borrower but the Issuing Bank shall not have received any L/C Amendment Application from Borrower with respect to such renewal or other written direction by Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and Borrower and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from Borrower requesting such renewal.

                    e. The Issuing Bank may, at its election (or as required by Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 5 days prior to the Line of Credit Maturity Date unless such Letter of Credit is fully cash collaterized as of the date of Issuance to the satisfaction of the Issuing Bank for the period after the Line of Credit Maturity Date.

                    f. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                    g. The Issuing Bank will also deliver to Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

          1.2.3  Risk Participations, Drawings and Reimbursements.

                    a. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Commitment Percentage at such time, multiplied by (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                    b. Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 1.2.3.a., each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Commitment Percentage of such Lender at such time, times
          (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 1.7.2, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

                    c. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will upon its receipt of such request notify Borrower of such request, provided, however, that the failure to so notify Borrower will not affect the Borrower's obligation hereunder. The Borrower shall reimburse the Issuing Bank on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by Noon (Central Time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Advances be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Line of Credit Commitment and subject to the conditions set forth in Section 2. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this subsection may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                    d. Each Lender shall upon any notice pursuant to subsection 1.2.3.c. make available to Administrative Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to subsection 1.2.3.e.) each be deemed to have made an Advance bearing interest with reference to the Prime Rate to Borrower in that amount. If any Lender so notified fails to make available to Administrative Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata share of the amount of the drawing by no later than 1:00 p.m. (Central Time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section. Any unreimbursed drawing under a Letter of Credit that is converted into Advances pursuant to this
          Section 1.2.3 shall be deemed to constitute reimbursement by the Borrower of such drawing on the Honor Date.

                    e. With respect to any unreimbursed drawing that is not converted into Advances consisting of Prime Rate Advances to Borrower in whole or in part, because of Borrower's failure to satisfy the conditions set forth in Section 2.2 or for any other reason, Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Prime Rate plus the applicable Rate Margin at such time plus 2% per annum, and each Lender's payment to the Issuing Bank pursuant to subsection 1.2.3.d. shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

                    f. Each Lender's obligation in accordance with this Agreement to make the Advances or L/C Advances, as contemplated by this Section, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Advances under this Section is subject to the conditions set forth in Section 2.2.

          1.2.4   Repayment of Participations.

                    a. Upon (and only upon) receipt by Administrative Agent for the account of the Issuing Bank of immediately available funds from Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid Administrative Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to Section
          1.2.3 or (ii) in payment of interest thereon, Administrative Agent will pay to each Lender, in the same funds as those received by Administrative Agent for the account of the Issuing Bank, the amount of such Lender's Commitment Percentage of such funds, and the Issuing Bank shall receive the amount of the Commitment Percentage of such funds of any Lender that did not so pay Administrative Agent for the account of the Issuing Bank.

                    b. If Administrative Agent or the Issuing Bank is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any proceeding described in
          Section 7.1.10, any portion of the payments made by Borrower to Administrative Agent for the account of the Issuing Bank pursuant to subsection 1.2.4.a. in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Administrative Agent, forthwith return to Administrative Agent or the Issuing Bank the amount of its Commitment Percentage of any amounts so returned by Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          1.2.5    Role of the Issuing Bank.

                    a. Each Lender and Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                    b. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                    c. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through
          (vii) of Section 1.2.6; provided, however, anything in such clauses to the contrary notwithstanding, that Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) substantially complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that reasonably appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          1.2.6 Obligations Absolute. The obligations of Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Advances, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                         (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                         (ii) any change in the time, manner or place of payment
               of, or in any other term of, all or any of the obligations of Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                         (iii) the existence of any claim, set-off, defense or
               other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                         (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; provided, however, Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment or disbursements made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank;

                         (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding described in Section 7.1.10; provided, however, Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment or disbursements made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank;

                         (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of Borrower in respect of any Letter of Credit; or

                         (vii) any other circumstance or happening whatsoever,
               whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a guarantor; provided, however, Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment or disbursements made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank.

          1.2.7  Letter of Credit Fees.

                    a. Borrower agrees to pay to Administrative Agent for the account of each Lender a letter of credit fee ("Letter of Credit Fee") for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender's Pro Rata share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days). Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Line of Credit Maturity Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the Letter of Credit Fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

                    b. Borrower shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.15% of the original face amount of each Letter of Credit or such other amount to be negotiated from time to time between Borrower and the Issuing Bank. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

                    c. Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to the documentation, amendment and payment/negotiation of letters of credit as from time to time in effect.

          1.2.8 Uniform Customs and Practice. The most recent Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     1.3  Determination of Commitment Amounts.

          1.3.1 Commitments. The aggregate amount of all Commitments of all of the Lenders as of the date of the Agreement is $30,000,000, as may be reduced from time to time pursuant to Section 1.1.6.2.

          1.3.2 Availability Under the Line of Credit Facility. Notwithstanding the foregoing, the maximum amount of credit available at any time under the Line of Credit Facility may not exceed the amount resulting from the following formula:

                    a. The aggregate amount of the Lenders' Commitments at such time,

                    b. Minus the then outstanding Advances (including requested, but not yet drawn Advances) at such time,

                    c. Minus the aggregate amount of the outstanding L/C Obligations at such time.

     (Collectively, the amount resulting from the equation under categories "a" through "c" above is sometimes referred to herein as the "Available Credit Portion".)

     1.4  Advances.

          1.4.1 Requesting Advances. To request an Advance, Borrower (through an Authorized Officer) must give Administrative Agent written notice of such request (such notice, an "Advance Request"). Each Advance Request must (i) be substantially in the form of

Exhibit 1.4.1 hereto or such other form as Administrative Agent from time to time may reasonably request, (ii) provide all of the certifications and information required by Exhibit 1.4.1 and (iii) be executed by the President, Chief Financial Officer, the Treasurer, the Senior Vice President, Corporate Finance or such other senior officer of Borrower as is acceptable to Administrative Agent. Each Advance Request (or verbal notice by telephone with immediate written confirmation in the form of an Advance Request to follow) must be received by Administrative Agent before Noon (Central Time) (a) on the Business Day of the requested Settlement Date with respect to any Advance of funds that will accrue interest based on the Prime Rate and (b) at least three
(3) Business Days prior to the requested Settlement Date with respect to any Advance of funds that will accrue interest at an Adjusted LIBO Rate. Unless Administrative Agent otherwise consents, an Advance Request will not be effective if it is delivered to Administrative Agent more than ten (10) Business Days prior to the requested Settlement Date. Each Advance which bears interest with reference to the Prime Rate must be at least $500,000 and in multiples of $500,000 in excess thereof and each Advance which bears interest with reference to the Adjusted LIBO Rate must be at least $1,000,000 and in multiples of $500,000 in excess thereof. Each outstanding Advance under the Previous Credit Facility Agreement shall be deemed to be an Advance under this Agreement.

          1.4.2 Funding Advances. Subject to the satisfaction of and compliance with the terms and conditions hereof (including, as applicable, the conditions precedent specified in Section 2.2 hereof), Administrative Agent will make each Lender's Pro Rata portion of each requested Advance (to the extent such funds are received by Administrative Agent) available (in immediately available funds) by crediting such amount to the Account with Administrative Agent unless Administrative Agent and Borrower shall otherwise agree.

          1.4.3  [Intentionally Blank].

          1.4.4 Obligation to Advance. No Lender (nor Administrative Agent) will be obligated to make any Advance under the following circumstances: (a) if the principal amount of such requested Advance at such time, would exceed the Available Credit Portion, or (b) during the existence of a Default or an Event of Default hereunder, or (c) if such Advance would cause a Default or Event of Default hereunder, or (d) after the Line of Credit Maturity Date, or (e) prior to satisfaction of each condition precedent under Section 2 hereof.

          1.4.5 Indemnification for Revocation or Failure to Satisfy Conditions. Borrower will indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of any Advance Request or any failure to fulfill the applicable conditions precedent to such Advance on or before the requested Settlement Date specified in such Advance Request. Such indemnification will include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of funds required by such Lender to fund the Advance when such Advance, as a result of such failure, is not made on the requested Settlement Date. Such Lender's calculation of such losses, costs and expenses will be conclusive absent manifest error. Notwithstanding the foregoing, no Lender shall be entitled to indemnification under this Section with respect to a loss, cost or expense to the extent that such Lender has already been compensated for such loss, cost or expense pursuant to Section 4.13 hereof.

     1.5  Payments in General.

          1.5.1 Manner and Place. All payments of principal, interest, fees and other amounts due under the Loan Documents must be received by Administrative Agent in immediately available funds in Dollars on or before Noon (Central Time) on the due date therefor at the principal office of Administrative Agent set forth in Section 10.7 hereof or at such other place as Administrative Agent may designate from time to time. For purposes of facilitating the funding of the Advances and payments of amounts due hereunder, Borrower has established the Account with Administrative Agent. With respect to any principal, interest, periodic facility fee or other fee, or any other cost or expense due and payable to Administrative Agent or any Lender under the Loan Documents, Borrower hereby irrevocably authorizes Administrative Agent to debit the Account maintained with Administrative Agent in an amount such that the aggregate amount debited from such Account does not exceed such principal, interest, fee or other cost or expense. If there are insufficient funds in the Account to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

          1.5.2 Special Payment Timing Issues. Whenever any payment to be made under any Loan Document is due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest under such Loan Document. Any funds received by Administrative Agent after Noon (Central Time) on any day will be deemed to be received on the next succeeding Business Day.

          1.5.3 Application of Payments. Unless a Default or Event of Default exists and unless Borrower otherwise directs, all payments and other funds received by Administrative Agent hereunder (for the benefit of Lenders) will be applied by Administrative Agent and each Lender in the following order: (a) first to the payment of any fees and charges due under the Loan Documents, and
(b) then to any obligations for the payment of expenses due under the Loan Documents, and (c) then to the payment of interest due and owing hereunder, and
(d) then to principal outstanding under the Line of Credit Facility, and (e) then to any other interest accrued but not yet owing hereunder, and (f) then to any other indebtedness of Borrower or other Obligor then due and owing to Administrative Agent, any Lender or Issuing Bank, under the Loan Documents and
(g) then to any Hedging Obligations, cash management liabilities or similar liabilities of Borrower or any Subsidiary to Administrative Agent, any Lender or any Affiliate of any Lender.

          1.5.4 Taxes. Except as otherwise provided in this Section 1.5.4, all payments of principal of, and interest on, the Advances and all other amounts payable hereunder shall be made free and clear without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority (all non-excluded items being called "Taxes"), excluding (collectively, the "Excluded Taxes") (i) franchise taxes and taxes imposed on or measured by any Lender's net income or receipts, (ii) any branch profits taxes imposed by the United States of America (or any similar tax imposed by any jurisdiction in which the Borrower is located) on any Lender, Assignee or Administrative Agent that is organized under the laws of a jurisdiction other than the United States of America or any political subdivision thereof and (iii) in the case of any Eligible Assignee, any withholding taxes imposed by the United States of America with respect to amounts payable hereunder under the laws (including any statute, regulation or treaty) in effect on the date of the Assignment and Acceptance by which such Eligible Assignee becomes a Lender. If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will:

                         a. pay directly to the relevant taxing authority the full amount required to be so withheld or deducted;

                         b. promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such taxing authority; and

                         c. pay to Administrative Agent for the account of the Lender such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or reasonable expense) as are necessary in order that the net amount received that Administrative Agent or such Lender after the payment of such Taxes (including any Taxes on such additional amounts) shall equal the amount by Administrative Agent or such Lender would have received had such Taxes not been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 1.5.4, a distribution hereunder by the Administrative Agent to or for the account of any Lender shall be deemed a payment by the Borrower.

     Each Lender and Administrative Agent agree that if such Lender or Administrative Agent subsequently recovers, or receives a net tax benefit (including, without limitation, a refund, credit or allowance) as determined in good faith by such Lender or Administrative Agent in its sole discretion, with respect to, any Taxes or additional amounts previously paid to or for the account of such Lender or Administrative Agent pursuant to this Section 1.5.4, Borrower shall be reimbursed by such Lender or Administrative Agent up to the amount that it has previously paid with respect to such Taxes or additional amounts for the account of such Lender or Administrative Agent but only to the extent of the amount of any such recovery or net tax benefit, including, without limitation, any tax benefit obtained by such Lender or Administrative Agent as a result of such reimbursement. Each Lender and Administrative Agent also agrees to give Borrower prompt notice upon becoming aware that any exemption from Taxes to which it is entitled is no longer in effect. If Borrower is or would be required to pay any amount to any Lender or Administrative Agent, as applicable, pursuant to this
Section 1.5.4, then such Lender or Administrative Agent, as applicable, shall use reasonable efforts (consistent with its policies and legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by Borrower which may thereafter accrue, if such change in the sole judgment of such Lender or Administrative Agent, as applicable, is not otherwise disadvantageous to such Lender or Administrative Agent, as applicable.

     Each Lender that (a) is organized under the laws of a jurisdiction other than the United States of America or any political subdivision therein and (b) either (i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under Section 10.5 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Administrative Agent one or more (as Borrower or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or W-8ECI or such other forms or documents, appropriately completed, as may be applicable to establish that such Lender is entitled to a complete exemption from withholding or deduction of Taxes. Such Lender shall also provide to Borrower and Administrative Agent, (i) at Borrower's written request, one or more appropriately completed copies of the relevant forms or documents (or successors thereto) described in this paragraph on or before the date on which the most recently provided form or document expires or becomes obsolete, and (ii) at Borrower's written request promptly after the occurrence of any event (unless such event was caused by the action of such Lender, in which case, no written request by Borrower will be required) requiring a change in the most recently provided form or document, one or more appropriately completed copies of the relevant forms or documents (or successors thereto) described in this paragraph revised to reflect the occurrence of such event. The Borrower shall not be required to indemnify or pay additional amounts to any Lender or the Administrative Agent pursuant to this Section 1.5.4 to the extent that the obligation to indemnify or pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

     Each Lender that is organized under the laws of the United States of America or any political subdivision therein shall, upon the reasonable written request by Borrower or Administrative Agent, provide to Borrower and Administrative Agent one or more appropriately completed copies of United States Internal Revenue Service Form W-9 or such other forms or documents as may be applicable to establish that such Lender is not subject to backup withholding. Borrower shall not be required to indemnify or pay additional amounts to any Lender pursuant to this Section 1.5.4 to the extent that the obligation to indemnify or pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

     1.5.5 Default Interest. During the existence of an Event of Default hereunder, Borrower hereby agrees (to the maximum extent not prohibited by applicable law) to pay to each Lender (upon Administrative Agent's request) interest on any indebtedness (including, without limitation, indebtedness, consisting of overdue interest, fees and expenses, to the extent permitted by law) outstanding hereunder at the rate of Two Percent (2%) per annum in excess of the rate then otherwise applicable to such indebtedness and the fee otherwise payable by Borrower under Section 1.2.7.a shall be increased by two percent (2%) per annum.

Notwithstanding the foregoing, if the relevant Event of Default is under Section
7.1.10 hereof, then such rate increase (to the maximum extent not prohibited by applicable law) will occur automatically without any request by Administrative Agent.

          1.5.6 Usury Savings Provision. Notwithstanding any provision of any Loan Document to the contrary, Borrower is not and will not be required to pay interest at a rate or any fee in an amount prohibited by applicable law. If interest or any fee payable to Administrative Agent or any Lender on any date would be in a prohibited amount, such interest or fee will be automatically reduced to the maximum amount that is not prohibited, and any interest or fee for subsequent periods, to the extent not prohibited, will be increased accordingly until Administrative Agent and each Lender receives payment of the full amount of each such reduction. To the extent that any prohibited amount is actually received by Administrative Agent or any Lender, such amount will be automatically deemed to constitute a repayment of principal indebtedness hereunder.

     1.6  [Intentionally Blank].

     1.7  Fees and Other Compensation.

          1.7.1 Fees to Administrative Agent. Borrower shall pay to Administrative Agent (for its own account) in immediately available funds the fees described in the Fee Letter in the amounts and at the times provided therein.

          1.7.2 Periodic Facility Fee. Borrower will also pay Administrative Agent (for the ratable benefit of Lenders) a fee equal to .5% per annum on the average daily amount of the Available Credit Portion. Such fee (the "Periodic Facility Fee") shall accrue from the date hereof until the Line of Credit Maturity Date, will be calculated by Administrative Agent on the basis of a 360-day year and will be due and payable in immediately available funds quarterly in arrears on the last day of each calendar quarter.

          1.7.3 Upfront Fees. Borrower agrees to pay Administrative Agent for the account of each Lender on the Closing Date in immediately available funds the up front fee described in the Fee Letter in the amounts provided therein.

          1.7.4 Other Fees. Borrower agrees to pay Administrative Agent for the account of the applicable Lender on the Closing Date in immediately available funds the fee described in the Fee Letter in the amounts provided therein.

     1.8 Substitution of Lenders. Upon the receipt by Borrower from any Lender (an "Affected Lender") of a claim for compensation under Section 1.1.5.6 or if any obligation to indemnify or to pay additional amounts to any Lender or the Administrative Agent arises under Section 1.5.4, Borrower may designate a replacement bank or financial institution to acquire and assume all or a ratable part of such Affected Lender's Advances and Commitment (a "Replacement Lender"). Any such designation of a Replacement Lender shall be subject to the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld). The Replacement Lender shall purchase all Portions and other amounts owing to the Affected Lender on or prior to the date of replacement.

                                   ARTICLE 2
                              CONDITIONS PRECEDENT

     2.1 Closing Conditions. The effectiveness of this Agreement and the obligation of Administrative Agent and each Lender to execute and perform under this Agreement are subject to the following conditions precedent (unless and except to the extent expressly waived by Administrative Agent and each Lender in its sole and absolute discretion):

     2.1.1  Compliance.

               2.1.1.1 Fees and Expenses. Borrower must have paid all fees and expenses due to LaSalle Bank National Association in its capacity as administrative agent under the Previous Credit Facility Agreement, all accrued but unpaid Periodic Facility Fees and other fees and expenses and all accrued interest, due to the Previous Lenders under the Previous Credit Facility Agreement and all reasonable fees, costs, expenses and taxes due and payable hereunder, including without limitation, any fees due and payable pursuant to Section 1.7 hereof and the reasonable fees, costs and expenses of the law firm of Vedder, Price, Kaufman & Kammholz with respect to the preparation, negotiation and execution of the Loan Documents plus such additional fees, costs and expenses as shall constitute Administrative Agent's reasonable estimate of fees, costs and expenses incurred or to be incurred by Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

               2.1.1.2 Representations. Each, and all, representations and warranties contained in this Agreement, the other Loan Documents and in each certificate or other writing delivered pursuant hereto or thereto on or prior to the Closing Date must be true, correct and complete in all material respects on and as of the Closing Date, except for such deviations disclosed in writing and acceptable to each Lender.

               2.1.1.3 No Default. There must not be any Default or Event of Default hereunder.

               2.1.1.4 No Material Change. There must not have been any Material Adverse Change between December 31, 2000 (i.e., the "as of" date for the most recent audited financial statements delivered to Administrative Agent) and the Closing Date.

               2.1.2 Documents. Administrative Agent must have received the following documents, agreements and certificates (together with all exhibits and schedules thereto), each duly executed, in form, substance and amount satisfactory to Administrative Agent and the Lenders and, when applicable, recorded or filed in the appropriate public office:

               2.1.2.1  Credit Agreement. This Agreement.

               2.1.2.2 Promissory Notes. The Line of Credit Note(s) as described in Section 1.1.4 hereof.

               2.1.2.3 Guaranty (Domestic Subsidiaries). An Amended and Restated Domestic Subsidiary Guaranty executed by the Domestic Subsidiaries in favor of Administrative Agent (for the benefit of the Lenders).

               2.1.2.4 Security Agreement (Borrower and Domestic Subsidiaries). A Second Amended and Restated Security Agreement executed by Borrower and Domestic Subsidiaries in favor of Administrative Agent (for the benefit of the Lenders), together with all schedules thereto.

               2.1.2.5 Pledge (Borrower and Domestic Subsidiaries). An Amended and Restated Pledge Agreement executed by Borrower and Domestic Subsidiaries in favor of Administrative Agent (for the benefit of the Lenders), together with all schedules thereto.

               2.1.2.6 Amended and Restated Assignment of Promissory Notes. An Amended and Restated Assignment of Promissory Notes executed by Borrower in favor of Administrative Agent, together with original notes assigned thereunder (not previously delivered to Administrative Agent).

               2.1.2.7 Deposit Account Control Agreements. A Deposit Account Control Agreement for each deposit account, lockbox account or similar account maintained by Borrower or any Domestic Subsidiary (other than with Administrative Agent) to the extent required pursuant to Section 4.15.5.

               2.1.2.8 Guaranty (Guarantor). An Amended and Restated Guaranty executed by Guarantor in favor of Administrative Agent (for the benefit of Lenders).

               2.1.2.9 Pledge Agreement (Guarantor). An Amended and Restated Pledge Agreement executed by Guarantor in favor of Administrative Agent (for the benefit of Lenders).

               2.1.2.10 Landlord Agreement. A Landlord Agreement (together with copies of the applicable leases, as amended) for the leased real property of the Borrower and/or its Domestic Subsidiaries located in the Merchandise Mart in Chicago, Illinois.

               2.1.2.11 Insurance. Evidence of (i) property and hazard insurance regarding Borrower and its Subsidiaries together with a long-form lenders loss payable clause naming "LaSalle Bank National Association, as Administrative Agent" as lender's loss payee and (ii) liability insurance regarding Borrower and its Subsidiaries together with additional insured endorsement naming "LaSalle Bank National Association, as Administrative Agent" as an additional insured. 2.1.2.12 Reaffirmation Agreement (Foreign Subsidiaries). A reaffirmation agreement executed by CCC Canada in favor of Administrative Agent regarding the Loan Documents to which it is a party.

               2.1.2.13 Opinion of Counsel. One or more written opinions from Skadden, Arps, Slate, Meagher & Flom (Illinois) legal counsel to Borrower addressed to

     Administrative Agent and the Lenders and dated as of the Closing Date in form and substance reasonably satisfactory to Administrative Agent.

               2.1.2.14 Authorization Documents - Borrower and each Domestic Subsidiary. A certificate of an Authorized Officer of Borrower and each Domestic Subsidiary delivering true, accurate and complete versions of (a) its certificate of incorporation and all amendments thereto (or a certificate of no change since last delivered to Administrative Agent), and
     (b) its bylaws and all amendments thereto (or a certificate of no change since last delivered to Administrative Agent), and (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents to which it is a party and all other documents, certificates and actions required hereunder or in connection herewith, and (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), and (e) a long-form good standing and qualification certificate with respect to its jurisdiction of organization.

               2.1.2.15 Authorization Documents - Guarantor. A certificate of an Authorized Officer of Guarantor delivering true, accurate and complete versions of (a) its Certificate of Incorporation and all amendments thereto, and (b) its Bylaws and all amendments thereto, and (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, and (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), and (e) a long-form good standing and qualification certificate with respect to its jurisdiction of organization.

               2.1.2.16 Authorization Documents - CCC Canada. A certificate of an Authorized Officer of CCC Canada delivering true, accurate and complete versions of (a) its organizational documents and all amendments thereto, (or a certificate of no change since last delivered to Administrative Agent), (b) its governing documents and all amendments thereto (or a certificate of no change since last delivered to Administrative Agent), and
     (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents to which it is a party and all other documents, certificates and actions required hereunder or in connection herewith, and (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), and (e) if applicable, a long-form good standing and qualification certificate with respect to its jurisdiction of organization.

               2.1.2.17 Officer's Certificates. One or more certificates of an Authorized Officer of Borrower delivering true, accurate and complete copies of the following documents and agreements (together with all amendments, exhibits and schedules thereto):

                    a. Financial Statements -- A set of (a) unaudited consolidated and consolidating financial statements covering Borrower for each month and quarterly period ended after December 31, 2000; and
          (b) the audited consolidated financial statements covering Borrower for fiscal year ending December 31, 1998, December 31, 1999 and December 31, 2000.

                    b. Equityholder Agreements -- Each shareholder agreement, voting agreement, buy-sell agreement, option, warrant, put, call, right of first refusal, and any other agreement or instrument with conversion rights into equity of Borrower either (a) between Borrower and any holder or prospective holder of any equity interest of Borrower (including interests convertible into such equity) or (b) otherwise between any two or more such holders of equity interests.

                    c. Funded Debt Agreements. Each Note or other instrument evidencing Funded Debt owed by Borrower to any Affiliate including, without limitation, Guarantor and CCC Capital Trust, and any agreements related thereto including, without limitation, any subordination agreement.

               2.1.2.18 Compliance Certificate. A certificate from an Authorized Officer of Borrower certifying as to compliance with the matters contained in Section 2.1.1 hereof.

               2.1.2.19 Capital Infusion/Capricorn Indebtedness.

                    a. Evidence of (i) Guarantor's receipt of net cash proceeds in the amount of at least $18,800,000 from the issuance of the Capital Infusion Notes and Guarantor Common Stock, and (ii) Borrower's receipt of such net cash proceeds in the amount of at least $18,800,000 from the issuance of the Capital Infusion Inter-Company Note.

                    b. The Capital Infusion Subordination Agreement executed by the Capital Infusion Investors and Guarantor in favor of Administrative Agent (for the benefit of the Lenders), together with a copy of the subordinated Capital Infusion Notes and Capital Infusion Purchase Agreement.

                    c. The Inter-Company Note Subordination Agreement executed by Guarantor and Borrower in favor of Administrative Agent (for the benefit of the Lenders), together with a copy of the Capricorn Inter-Company Note and Capital Infusion Inter-Company Note.

               2.1.2.20 Search results; lien terminations. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to Administrative Agent, dated a date reasonably near the Closing Date, listing all effective financing statements which name Borrower and each Domestic Subsidiary and Guarantor as debtors which are filed in the jurisdictions specified by Administrative Agent, together with (i) copies of such financing statements, and (ii) such Uniform Commercial Code Form UCC-3 Termination Statements as Administrative Agent may reasonably request.

               2.1.2.21 Filings, registrations and recordings. Administrative Agent shall have received each document required by the Loan Documents, under law or reasonably requested by Administrative Agent, to be filed, registered or recorded in order to create in favor of Administrative Agent (for the benefit of the Lenders) perfected Liens on the collateral described therein to the extent required by the Loan Documents, in proper form for filing, registration or recording, subject only to Permitted Liens.

               2.1.2.22 Proforma. A consolidated proforma balance sheet of Borrower as of the Closing Date, adjusted to give effect to the consummation of the transactions contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash previously described to the Lenders and the forecast previously provided to the Lenders.

               2.1.2.23 Master Assignment Agreement. Master Assignment Agreement among the Previous Lenders, the Lenders and Borrower in form and substance reasonably acceptable to the Lenders.

               2.1.2.24 Other. Such other documents as Administrative Agent or any Lender may reasonably request.

     2.2 Conditions to All Advances or Issuances of Letters of Credit. The obligation of the Issuing Bank to issue any Letter of Credit and each Lender to fund any Advance, including the initial Advance hereunder, are subject to the prior satisfaction of the following conditions precedent.

          2.2.1    Compliance.

               2.2.1.1 Representations. Each, and all, representations, warranties and certifications contained in this Agreement and in each other Loan Document and certificate (including, without limitation, a Periodic Compliance Certificate) delivered to Administrative Agent pursuant hereto or thereto on or prior to the requested Settlement Date must be true, correct and complete in all material respects on and as of such Settlement Date (except to the extent expressly stated to relate to a specific earlier date, in which case, such representations and warranties shall be true, correct and complete as of such earlier date).

               2.2.1.2 No Default. There must not be any Default or Event of Default hereunder or any default under any other Loan Document on such Settlement Date, and there must not be any such Default or Event of Default occurring as a result of executing or advancing funds under the Loan Documents.

               2.2.1.3 No Material Change. There must not have been any Material Adverse Change between December 31, 2000 and such Settlement Date.

          2.2.2 Documents. Administrative Agent must have received the following:

               2.2.2.1 Advance Request. In the case of an Advance, Administrative Agent must have received an Advance Request under and in accordance with Section 1.4.1 hereof that includes amounts and wiring instructions for each payment requested on such Settlement Date.

               2.2.2.2 L/C Documents. In the case of a requested Letter of Credit, an L/C Application and such other L/C Documents as the Issuing Bank shall request.

               2.2.2.3 Other Documents. Administrative Agent must have received any additional agreements, documents and certificates as Administrative Agent, any Lender or counsel to Administrative Agent may reasonably request.

          2.2.3 Financial Covenants. As of each Settlement Date occurring on or after the delivery of the Periodic Compliance Certificate for the year ended December 31, 2001, Borrower must be in compliance with the financial ratios and covenants under Section 4.1 calculated as of the date of the most recent Periodic Compliance Certificate delivered in accordance with Section 4.2, giving effect to the proposed Advance.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     Borrower, as of the Closing Date and the Settlement Date for each Advance hereunder, hereby represents and warrants as follows:

     3.1 Organization and Good Standing. Borrower and each of its Subsidiaries
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (b) has all requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted, and (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business (except where the failure to be so qualified and in good standing could not reasonably be expected to have or cause a Material Adverse Effect). Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. As of the date hereof, each state and jurisdiction in which Borrower, each of its Domestic Subsidiaries, and Guarantor is organized and is (or should be) qualified to conduct business is listed on Schedule 3.1 hereto (except where the failure to be so qualified and in good standing could not reasonably be expected to have or cause a Material Adverse Effect).

     3.2 Power and Authority. Borrower and each of its Subsidiaries which are Obligors has all requisite power and authority under applicable law and under its Organic Documents, Authorizations and Licenses to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Guarantor has all requisite power and authority under applicable law to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule 3.2 hereto, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for Borrower, each of its Subsidiaries which are Obligors and Guarantor to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

     3.3 Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which Borrower, any of its Subsidiaries or Guarantor is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of Borrower, such Subsidiary and Guarantor enforceable against each in accordance with the terms thereof, except to the extent enforceability thereof is limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     3.4 No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any material provision of any material law, rule, regulation, administrative order or judicial decree (federal, state or local), and (b) will not violate or contravene any provision of the Organic Documents of Borrower, any of its Subsidiaries or Guarantor, and (c) will not result in any material breach or violation of (or constitute a material default under) any agreement or instrument by which Borrower, Guarantor or any of their respective Subsidiaries or any of its property are bound, the breach or violation of which could reasonably be expected to have or cause a Material Adverse Effect, and (d) will not result in or require the creation of any Lien (other than pursuant to or as permitted by the Loan Documents) upon or with respect to any properties of Borrower, Guarantor or any of their respective Subsidiaries, whether such properties are now owned or hereafter acquired.

     3.5 Title to Assets, Existing Encumbrances. Borrower and each of its Subsidiaries (a) has good and marketable title to all of its owned real property and good title to all of its personal property assets that are essential and required in conducting its operations, and (b) has the right to possess and use all of its leased or licensed real and personal property assets that are essential and required in conducting its operations. Guarantor has good and marketable title to all of the equity of Borrower, and Borrower has good title to all of the equity of each of its Subsidiaries (to the extent disclosed on Schedule 3.6 hereto, as supplemented from time to time in accordance with
Section 4.3.3). All such property interests are free and clear of any Liens, except for Permitted Liens (as defined in Section 5.5 hereof) and Liens described on Schedule 3.5 hereto. Set forth on Schedule 3.5A is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by Borrower or any of Borrower's Subsidiaries, together with, in the case of leased property, the name and mailing address of the lessor of such property.

     3.6 Capital Structure and Equity Ownership. As of the date hereof, Schedule
3.6 hereto accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of Borrower and each of its Subsidiaries (whether existing as common or preferred stock, or warrants, options or other instruments convertible into such equity), and (b) the ownership thereof. As of the date hereof, Schedule 3.6 hereto also accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of Guarantor (whether existing as common or preferred stock, or warrants, options or other instruments convertible into such equity), and (b) as of November 20, 2001 the ownership thereof with respect to any shareholder which owns in excess of 5% of the outstanding and issued common stock of the Guarantor. All such issued and outstanding shares of stock listed on Schedule 3.6 are validly existing, fully paid and non-assessable. As of the date hereof, Schedule 3.6 accurately and completely discloses each Subsidiary of the Borrower (other than its respective officers and directors).


     3.7 Subsidiaries, Affiliates and Investments. As of the date hereof,
Schedule 5.2 hereto accurately and completely discloses all Funded Debt owed by Borrower to any Affiliate. As of the date hereof, Schedule 5.7 accurately and completely discloses each Investment in or loan to any other Person by Borrower or any Subsidiary of Borrower (in each case, to the extent such Investment or loan exceeds $50,000). Each of the UK Subsidiaries, CCC Consumer and CCC Consumer SE has ceased operations other than in connection with wind down of the affairs of such Subsidiary. CCC Credit Card Services is an inactive Subsidiary. Drive Logic has been dissolved.

     3.8 Material Contracts. As of the date hereof, Schedule 3.8 hereto accurately and completely discloses each material contract (as defined below) of Borrower and its Subsidiaries. As of the date hereof, Borrower has not committed any unwaived breach or default under any material contract (whether or not listed on Schedule 3.8 hereto), and after due inquiry and investigation, Borrower has no knowledge or reason to believe that any other party to any such material contract (whether or not listed on Schedule 3.8 hereto) has or might have committed any unwaived breach or default thereof. For purposes of this
Section 3.8 hereof, a "material contract" of Borrower includes any agreement or contract the loss or breach of which could reasonably be expected to have or cause a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have Material Adverse Effect.

     3.9 Licenses and Authorizations. Borrower and each of its Subsidiaries possess all Licenses and other Authorizations necessary or required in the conduct of its businesses and/or the operation of its properties. Each such material Authorization is valid, binding and enforceable on, against and by Borrower or its Subsidiary, as the case may be. Each material Authorization is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and (to the best of Borrower's knowledge, after reasonable inquiry) no material Authorization is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof.

     3.10 Taxes and Assessments. Except as disclosed on Schedule 3.10 hereto, Guarantor, Borrower and each of their respective Subsidiaries has timely filed all income and other material tax returns and reports (federal, state and local) or has properly and timely filed for extensions of the time for the filing thereof, except to the extent that the failure to so timely file could not reasonably be expected to have or cause a Material Adverse Effect. As of the date hereof, Borrower has no knowledge of any deficiency, penalty or additional assessment due in connection with any such returns or reports. All income and other material taxes (federal, state and local) imposed upon Guarantor, Borrower and each of their respective Subsidiaries or any of their respective properties or operations have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes (a) being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP or (b) as to which the failure to pay could not reasonably be expected to have or cause a Material Adverse Effect.

     3.11 Litigation and Legal Proceedings. There is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of Borrower's knowledge and information after due inquiry, threatened against Guarantor, Borrower or any other Obligor or their respective properties that, in each instance could reasonably be expected to have or cause a Material Adverse Effect except as set forth in Schedule 3.11. Other than any liability incident to such litigation, claim, investigation, administrative proceeding, labor controversy or similar action, neither the Guarantor, Borrower or any other Obligor has as of the date hereof any material contingent liabilities not listed on Schedule 3.11.

     3.12 Accuracy of Financial Information. All financial statements previously furnished to Administrative Agent or any Lender concerning the financial condition and operations of Borrower and Guarantor for periods as of and after January 1, 1998 (a) have been prepared in accordance with GAAP, consistently applied, and (b) fairly present the financial condition of the organization covered thereby as of the dates and for the periods covered thereby. Since December 31, 2000, there has been no Material Adverse Change.

     3.13 Accuracy of Other Information. All written information contained in any application, schedule, report, certificate, or any other document furnished to Administrative Agent or any Lender by Borrower or Guarantor and their respective Subsidiaries in connection with the Loan Documents is as of the date furnished in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact necessary to make such information, in light of the circumstances under which they were made, not misleading. All written projections furnished to Administrative Agent or any Lender by Borrower or any other Person on behalf of Borrower have been prepared in good faith based upon estimates and assumptions believed by Borrower to be reasonable at the time made, making use of such information as was available at the date such projection was made.

     3.14 Compliance with Laws Generally. Guarantor, Borrower and each of the Subsidiaries of Borrower is in compliance in all material respects with all laws, rules, regulations, administrative orders and judicial decrees (federal, state, local and otherwise) applicable to it, its operations and its properties the breach or violation of which could reasonably be expected to have or cause a Material Adverse Effect.

     3.15 ERISA Compliance. Borrower and each of its Subsidiaries is in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all rules, regulations and orders implementing ERISA, except to the extent that failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect.

          3.15.1 Neither Borrower nor any of its ERISA Affiliates maintains or contributes to (or has maintained or contributed to) any multiemployer plan (as defined in Section 4001 of ERISA) under which Borrower or any ERISA Affiliate could reasonably be expected to have any withdrawal liability.

          3.15.2 Neither Borrower nor any of its ERISA Affiliates sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

          3.15.3 The liability for accrued benefits under each defined benefit pension plan that is sponsored or maintained by Borrower or any of its ERISA Affiliates (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

          3.15.4 The aggregate liability of Borrower and each of its ERISA Affiliates arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code would reasonably be expected to have a Material Adverse Effect.

          3.15.5 There does not exist any material unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of Borrower or any of its ERISA Affiliates under any plan, program or arrangement providing post-retirement, life or health benefits.

          3.15.6 No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which Borrower or any of its Subsidiaries is associated to the extent that such event could reasonably be expected to have or cause a Material Adverse Effect.

     3.16  Environmental Compliance.

           3.16.1 Borrower and each of its Subsidiaries has received all permits and filed all notifications necessary under and is otherwise in compliance in all respects (except to the extent that the failure to obtain such permit, file such notification or be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect) with all applicable federal, state and local laws, rules, ordinances and regulations governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including, without limitation, as provided in the provisions of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, and (b) the Solid Waste Disposal Act, and (c) the Clean Water Act, and (d) the Clean Air Act, and (e) the Hazardous Materials Transportation Act, and (f) the Resource Conservation and Recovery Act of 1976, and (g) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and nonenumerated statutes, regulations, rules and ordinances, all as amended from time to time, collectively, the "Environmental Control Statutes").

          3.16.2 Neither Borrower nor any of its Subsidiaries has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products either (a) on properties owned or leased by Borrower or any of its Subsidiaries or (b) otherwise in connection with the conduct of its business and operations in each case that could reasonably be expected to have or cause a Material Adverse Effect.

          3.16.3 Neither Borrower nor any of its Subsidiaries has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute that could reasonably be expected to have or cause a Material Adverse Effect.

     3.17 Margin Rule Compliance. No Advances shall be used for purposes which will violate any of the FRB's Margin Regulations. Not more than 25% of the value of all Borrower's assets shall be attributable to its ownership of "Margin Stock" as defined in the Margin Regulations.

     3.18 Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

     3.19 Solvency. Immediately prior to and upon the execution of this Agreement and the funding of each Advance hereunder, each of Guarantor, Borrower and each Subsidiary of Borrower (other than the UK Subsidiaries and other than Immaterial Subsidiaries) was, is and will be solvent such that:

          3.19.1 The fair saleable value of its assets (including, without limitation, the fair saleable value of its goodwill and other intangible property) is greater than the total amount of its liabilities, including without limitation, all contingent liabilities; and

          3.19.2 The present fair saleable value of its assets (including, without limitation, the fair saleable value of its goodwill and other intangible property) is not less than the amount that will be required to pay the probable liability on its debts as such debts become absolute and matured; and

          3.19.3 It will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts and other liabilities, contingent obligations and other commitments as such debts, obligations, liabilities and commitments mature in the normal and ordinary course of business; and

          3.19.4 The sum of its debts is not greater than all of its property at a fair valuation (including, without limitation, the fair valuation of its goodwill and other intangible property).

Each of Guarantor, Borrower and each Subsidiary of Borrower (other than the UK Subsidiaries) does not intend to incur debts or liabilities beyond its ability to pay such debts and liabilities as such debts and liabilities become due and mature. Each of Guarantor, Borrower and each Subsidiary of Borrower (other than the UK Subsidiaries) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital or assets after giving due consideration to the prevailing practice and industry in which it is engaged. Each of Guarantor, Borrower and each Subsidiary of Borrower (other than the UK Subsidiaries) has not incurred any obligations under the Loan Documents or has made any conveyance pursuant hereto or in connection herewith with the actual intent to hinder, delay or defraud present or future creditors of it or any of its Affiliates. For purposes of this Section, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual mature liability.

     3.20 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a

"holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     3.21 Insurance. Set forth on Schedule 3.21 is a complete and accurate summary of the property and casualty insurance program of the Guarantor, Borrower and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Guarantor, Borrower or any of its Subsidiaries).

     3.22 Intellectual Property. Borrower and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of Borrower and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

     3.23 No Event of Default. No Default or Event of Default exists.

                                   ARTICLE 4
                              AFFIRMATIVE COVENANTS

     Borrower hereby covenants and agrees that, so long as any indebtedness remains outstanding hereunder or any Commitment is in effect, Borrower will comply with the following affirmative covenants:

     4.1 Financial Covenants and Ratios. As of the end of each fiscal quarter, Borrower will satisfy and comply with each of the following financial ratios and characteristics, each of which will be determined using GAAP consistently applied, except as otherwise expressly provided:

     4.1.1 Minimum Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio of not less than the applicable ratio set forth below for such measurement date:

                                MONTH ENDING                           MINIMUM FIXED CHARGE COVERAGE RATIO
                                ------------                           -----------------------------------
                 December 31, 2001                                                2.50 to 1.00
                 March 31, 2002                                                   2.50 to 1.00
                 June 30, 2002                                                    2.75 to 1.00
                 September 30, 2002                                               2.75 to 1.00
                 December 31, 2002                                                2.75 to 1.00
                 March 31, 2003                                                   2.75 to 1.00
                 June 30, 2003 and thereafter                                     3.00 to 1.00

          4.1.2 Maximum Leverage Ratio. A Leverage Ratio of not more than the applicable ratio set forth below for such measurement date:

                             MEASUREMENT DATE                                MAXIMUM LEVERAGE RATIO
                             ----------------                                ----------------------
                 December 31, 2001                                                1.50 to 1.00
                 March 31, 2002                                                   1.50 to 1.00
                 June 30, 2002                                                    1.25 to 1.00
                 September 30, 2002                                               1.25 to 1.00
                 December 31, 2002 and thereafter                                 1.00 to 1.00

          4.1.3 Minimum Adjusted Net Worth. An Adjusted Net Worth as of any measurement date of not less than the sum of (a) ($1,300,000) as of December 31, 2001, plus (b) fifty percent (50%) of the net income (if positive) of Borrower and its Subsidiaries, on a consolidated basis for each calendar quarter ending after December 31, 2001, calculated separately for each such calendar quarter.

          4.1.4 Minimum Cumulative Operating Cash Flow. A Cumulative Operating Cash Flow of not less than the following amount as of such measurement date:

                             MEASUREMENT DATE                        MINIMUM CUMULATIVE OPERATING CASH FLOW
                             ----------------                        --------------------------------------
                 December 31, 2001                                                 $5,706,000
                 March 31, 2002                                                   $11,741,000
                 June 30, 2002                                                    $17,838,000

     4.2  Periodic Financial Statements.

          4.2.1 Monthly Financial Statements. Within twenty (20) calendar days of the end of each month, Borrower must prepare and deliver to each Lender and Administrative Agent unaudited monthly consolidated and consolidating financial statements for each of Borrower and Guarantor (and its respective Subsidiaries). Such financial statements must include a balance sheet, an income statement, and a cash flow statement (with appropriate external notes and schedules, if prepared). Such financial statements must be prepared in accordance with GAAP consistently applied (subject to quarterly and year end adjustments and except as approved by Administrative Agent in its sole and absolute discretion). Together with the monthly financial statements, each Lender and Administrative Agent must also receive (i) a certificate (in the form attached as Exhibit 4.2) executed by the President, the Chief Financial Officer, the Treasurer, the Senior Vice President, Corporate Finance or such other senior executive officer of Borrower as is reasonably acceptable to Administrative Agent (stating that the financial statements fairly present the financial condition, results of operations and cash flows of Guarantor and Borrower (and their Subsidiaries), as applicable, as of the date thereof and for the periods covered thereby (subject to quarterly and year end adjustments), and (ii) a comparison of such financial statements with the Projections for such period of the current fiscal year and a comparison of such financial statements with the corresponding period of the previous fiscal year.

          4.2.2 Quarterly Financial Statements. Within forty-five (45) calendar days of the end of each of the first three fiscal quarters, Borrower must prepare and deliver to each Lender and Administrative Agent unaudited quarterly consolidated and consolidating financial statements for each of Borrower and Guarantor (and their respective Subsidiaries). Such financial statements must include, without limitation, a balance sheet and an income statement, a cash flow statement and a reconciliation of consolidated net worth and capital accounts (with appropriate external notes and schedules, if prepared). Such financial statements must be prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments and except as otherwise approved by Administrative Agent in its sole and absolute discretion). Together with the quarterly financial statements, each Lender and Administrative Agent must also receive (i) certificate (in the form attached as Exhibit 4.2) executed by the President, the Chief Financial Officer, the Treasurer, the Senior Vice President, Corporate Finance or such other senior executive officer of Borrower as is reasonably acceptable to Administrative Agent (a) stating that the financial statements fairly present the financial condition, results of operations and cash flows of Guarantor and Borrower (and their respective Subsidiaries), as applicable, as of the date thereof and for the periods covered thereby (subject to year end adjustments), and (b) providing a reconciled calculation demonstrating compliance with each financial covenant and ratio under Section 4.1 hereof and the covenants contained in Sections 5.7g-h. and
5.14 (using the form attached as Exhibit 4.2 hereto), and (c)calculating, as of the end of such fiscal period, the then-current amount of the Available Credit Portion (using the form of Exhibit 4.2) and (d) certifying the amount of any Subordinated Indebtedness paid during such fiscal period and (e) a description (by any amount and payee) of all outstanding Funded Debt as at the end of such fiscal periods and (f) certifying that as of the date of such certificate there is not any existing Default or Event of Default or, if such Default or Event of Default exists, specifying the nature thereof and (g) providing a reconciliation between the federal and state income taxes appearing in such financial statements and the federal and state income tax paid in cash amount used in calculating Fixed Charges for such period and (ii) a comparison of such financial statements with the Projections for such period of the current fiscal year and a comparison of such financial statements with the corresponding period of the previous fiscal year. Borrower shall attach to Exhibit 4.2 a comparison by business-segment of the actual performance for such period with the Projections for such period certified (in the form of Exhibit 4.2) as being prepared in accordance with GAAP (except as otherwise required) and accurate in all material respects by Borrower's Chief Financial Officer, the Treasurer, the Senior Vice President, Corporate Finance or such other senior executive officer of Borrower as is acceptable to Administrative Agent.

          4.2.3 Annual Financial Statements. Within ninety (90) calendar days after the close of each fiscal year, Borrower must prepare and deliver to each Lender and Administrative Agent (i)a complete set of audited annual consolidated financial statements of each of Borrower and the Guarantor (and their respective Subsidiaries) (with accompanying notes and consolidating schedules), and (ii) unaudited consolidating financial statements for each of Borrower and Guarantor (and their respective Subsidiaries). Such financial statements (a) must include the types of financial statements and information required on a quarterly basis under this Section 4.2, and (b) must be prepared in accordance with GAAP consistently applied, and (c) as to the consolidated financial statements, must be certified without qualification by PriceWaterhouse or another independent certified public accounting firm satisfactory to Administrative Agent. Together with the annual financial statements, each Lender and Administrative Agent must also receive (A) all related management letters prepared by such accountants and an audit report or opinion signed by such accountants pursuant to a reliance letter delivered to such accountants for the benefit of the Lenders reasonably satisfactory to Administrative Agent stating that the financial statements fairly present the consolidated financial condition, results of operations and cash flows of Borrower and the Guarantor (and their respective Subsidiaries), as the case may be, as of the date thereof and for the periods covered, (B) a certificate (in the form attached as Exhibit 4.2) executed by the President, the Chief Financial Officer, the Treasurer, the Senior Vice President, Corporate Finance or such other senior executive officer of Borrower as is reasonably acceptable to Administrative Agent (a) stating that the financial statements fairly present the financial condition, results of operations and cash flows of Guarantor and Borrower (and their respective Subsidiaries), as the case may be, as of the date thereof and the for the periods covered thereby (subject to year end adjustments), and (b) providing a reconciled calculation demonstrating compliance with each financial covenant and ratio under Section 4.1 hereof and the covenants contained in Sections 5.7g-h. and 5.14 (using the form attached as Exhibit 4.2 hereto), and (c) calculating, as of the end of such fiscal period, the then-current amount of the Available Credit Portion (using the form attached as Exhibit 4.2, and (d) certifying the amount of any Subordinated Indebtedness paid during such fiscal period and (e) a description (by amount and payee) of all outstanding Funded Debt as at the end of such fiscal period and (f) certifying that as of the date of such certificate there is not any existing Default or Event of Default or, if such Default or Event of Default exists, specifying the nature thereof and (g) providing a reconciliation between the provision for federal and state income taxes appearing in such financial statements and the federal and state income tax paid in cash amount used in calculating Fixed Charges for such period and (C) a comparison of such financial statements with the Projections for such period of the current fiscal year and a comparison of such financial statements with the corresponding period of the previous fiscal year.

     4.3  Other Financial and Specialized Reports.

          4.3.1 Projections. On or before the 15th day after the Board of Directors shall review and approve the same, but in any case not later than December30 of each year commencing with the fiscal year ending December 31, 2001, Borrower must deliver to each Lender and Administrative Agent consolidated and consolidating projected balance sheets, statements of income and expenses, and statements of cash flow, in the same format as used for the monthly reporting required by Section 4.2.1 hereof, for each of the Guarantor and Borrower (and their respective Subsidiaries) for the immediately succeeding year (the "Projections"). The Projections shall be accompanied by a certificate of the President, the Chief Financial Officer, the Treasurer, the Senior Vice President of Corporate Finance or such other senior executive officer of Borrower as is acceptable to Administrative Agent to the effect that (i) such Projections were prepared by Borrower in good faith, (ii) the Projections provided by Borrower were based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date such Projections were furnished, provided that actual results during the periods covered thereby may differ from projected or forecasted results and (iii) such Projections have been prepared in accordance with such assumptions.

          4.3.2 Information Relating to Guarantor. Within 15 Business Days of the date that Guarantor makes any filing with the Securities Exchange Commission (whether on Form8-K, Form 10-K, Form 10-Q, any proxy statement or otherwise), Borrower must deliver a complete copy thereof to each Lender and Administrative Agent. In addition, Borrower also shall deliver, and cause the Guarantor to deliver, to Administrative Agent, copies of material press releases and other information and reports provided to its shareholders generally, in each case promptly upon distribution thereof.

     4.3.3 Information Contained on Schedules. Together with the financial statements required to be delivered under Sections 4.2.2 and 4.2.3, Borrower shall deliver to Administrative Agent and the Lenders a report of the following since the last such report;

          a. new Subsidiaries of Borrower; and

          b. changes to Schedule 3.6 which would be necessary if the representations in Section 3.6 were made as of the date of such report.

     4.4 Fiscal Year. Borrower will maintain a fiscal year that has a December 31st year end.

     4.5 Books and Records. Borrower and each of its Subsidiaries (a) will keep and maintain satisfactory and adequate books and records of account in which entries are made in accordance with GAAP and (b) will make or cause the same to be made available to each Lender and Administrative Agent (or agents or nominees thereof) at any reasonable time upon reasonable notice for inspection and to make extracts therefrom. Borrower shall permit, and shall cause each Subsidiary to permit, Administrative Agent, any Lender or any of their representatives or independent contractors, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof, provided, that except while an Event of Default exists, Borrower shall be permitted to have a representative participate in any such discussion with such independent auditors), and to examine (and, at the expense of the Borrower or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Administrative Agent and its representatives to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Collateral. All such inspections or audits by the Administrative Agent shall be at the Borrower's expense, provided that so long as no Event of Default or Default exists, the Borrower shall not be required to reimburse the Administrative Agent for inspections and audits more frequently than twice each calendar year.

     4.6 Existence and Good Standing. Except as permitted by Section 5.6, Borrower and each of its Subsidiaries (other than the Inactive Subsidiaries) will preserve and maintain (a) its existence as a corporation under the laws of its jurisdiction of organization, and (b) its good standing in all jurisdictions where it conducts business, and (c) the validity of all its Authorizations and Licenses required in the conduct of its businesses (except, with respect to Clause "b" and Clause "c", to the extent that the failure to preserve and maintain could not reasonably be expected to have or cause a Material Adverse Effect).

     4.7 Notice in the Event of Subsidiary Insolvency. Borrower shall notify Administrative Agent at least five Business Days prior to filing a voluntary petition in bankruptcy on behalf of any Subsidiary together with the necessary information and calculations demonstrating that such filing will not cause an Event of Default under Section 7.1.10.

     4.8 Insurance; Maintenance of Properties Disaster Contingency.

     4.8.1 General Insurance Provisions. Borrower will, and will cause each of its Subsidiaries to keep, maintain and preserve all of its property and assets useful and necessary in its business in good order and repair (ordinary wear and tear excepted). Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that nothing in this Section 4.8.1 shall be deemed to prevent Borrower from self insuring such risks as are customarily self insured by other corporations in the same business and similarly situated in accordance with sound business practices. Borrower shall cause each issuer of a property or casualty insurance policy to provide Administrative Agent with an endorsement (i) showing loss payable to Administrative Agent as lender's loss payee with respect to each policy of property or casualty insurance and naming Administrative Agent and each Lender as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30days' notice will be given to Administrative Agent prior to any cancellation of such policy and
(iii) reasonably acceptable in all other respects to Administrative Agent. Borrower will promptly (and in any event, within 10 Business Days) notify Administrative Agent of any expiration of insurance (which is not renewed within such 10 Business Day period), cancellation or material change in any insurance maintained by Borrower or any Subsidiary of Borrower. UNLESS BORROWER PROVIDES ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT BORROWER'S EXPENSE TO PROTECT ADMINISTRATIVE AGENT'S AND THE LENDERS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER'S INTERESTS. THE COVERAGE THAT ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST BORROWER IN CONNECTION WITH THE COLLATERAL. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING ADMINISTRATIVE AGENT WITH EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF ADMINISTRATIVE AGENT PURCHASES SUCH INSURANCE FOR THE COLLATERAL IN ACCORDANCE WITH THE TERMS HEREOF, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF SUCH INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE OBLIGATIONS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN.

4.8.2 Disaster Recovery and Contingency Program. Borrower will, and will cause each of its Subsidiaries to maintain (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses such entity's plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to such entity's primary mainframe computer systems. Such contingency plan and any material changes thereto must be in form and substance reasonably acceptable to Administrative Agent. Upon request, Borrower will provide Administrative Agent with a current copy of such plan.

     4.9 Loan Purpose. Borrower will use the proceeds of each Advance under the Line of Credit Facility exclusively as set forth in Section 1.1.3 hereof.

     4.10 Litigation; Occurrence of Defaults. Borrower will notify Administrative Agent and each Lender in writing immediately upon (a) the institution or commencement of any litigation, legal or administrative proceeding, or labor controversy that could reasonably be expected to have or cause a Material Adverse Effect, or (b) the happening of any event or the assertion or threat of any claim that could reasonably be expected to have or cause a Material Adverse Effect, or (c) the occurrence of any Default or Event of Default hereunder, or (d) the occurrence of any default under any other Loan Document, or (e) any settlement (and the terms thereof) of, or the entry of any judgment against Borrower in, the litigation described on Schedule 3.11.

     4.11 Taxes. Borrower will, and will cause each of its Subsidiaries to pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date upon which any penalty for non-payment or late payment is incurred, unless (a) the same are then being contested in good faith by appropriate proceedings diligently prosecuted and (b) adequate reserves therefor in accordance with GAAP have been established, and (c) consequences of such non-payment could not reasonably be expected to have or cause a Material Adverse Effect.

     4.12 Management Changes. Borrower will notify Administrative Agent in writing within ten (10) Business Days after any change (including, without limitation, any dismissal or material change in title or status) in the executive management group of Borrower, which group, as of the date hereof is identified on Schedule 4.12.

     4.13 Costs and Expenses. Borrower will pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses (including, without limitation, all reasonable attorneys' fees and disbursements) that Administrative Agent may pay or incur in connection with (a) the preparation, negotiation and review of any waivers, consents and amendments in connection herewith and all other documentation related thereto, and (b) the syndication and funding of the indebtedness hereunder, and (c) the collection or enforcement of any of the Loan Documents, and (d) the periodic examination of the books and records of Borrower and its Subsidiaries as provided in Section 4.5, and (e) Administrative Agent's release of its interests in the Collateral in accordance with the terms hereof and the other Loan Documents. Borrower will pay any and all recordation taxes or other fees due upon the filing of the financing statements or documents of similar effect required to be filed under the Loan Documents, and will provide Administrative Agent with a copy of any receipt or other evidence reflecting such payments if so requested in writing by Administrative Agent. All obligations provided for in this Section shall survive the termination of this Agreement and/or the repayment of indebtedness hereunder.

     4.14 Compliance with Laws.

          4.14.1 General. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects (a) with all material laws, rules, regulations and orders (federal, state, local and otherwise) applicable to its business, and (b) with the provisions and requirements of all material Authorizations. Borrower will notify Administrative Agent immediately in detail (upon obtaining, knowledge thereof) of (a) any actual or alleged material failure to comply with or material violation of any such laws, rules, regulations or orders, or under the terms of any of such Authorizations, or (b) the occurrence or existence of any facts or circumstances that with the passage of time, the giving of notice or otherwise could create such a failure to comply or violation or could reasonably be expected to occasion the termination of any of such Authorization.

          4.14.2 ERISA. Borrower will, and will cause each of its Subsidiaries to, comply in all respects with the provisions of ERISA to the extent applicable to any Plan maintained by it or for the benefit of its employees, except to the extent that the failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect. Borrower will not and will not permit any of its Subsidiaries to, (a) incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations thereunder), or any material liability to the PBGC under ERISA or (b) permit any reportable event (as defined in ERISA) to occur or the occurrence of any other event which could reasonably be expected to be the basis for PBGC to assert a material liability against it or which could reasonably be expected to result in the imposition of a Lien on its properties or assets. Borrower will notify Administrative Agent in writing promptly after any assertion or threat of any of the following: the occurrence of any reportable event or the occurrence of any other event which indicates that a Plan may not be financially sound or which could reasonably be expected to be the basis for PBGC to assert a material liability against it or impose a Lien on any of its or its Subsidiaries properties or assets.

          4.14.3 Environmental. Borrower will, and will cause each of its Subsidiaries to, comply in all respects with the Environmental Control Statutes, except to the extent that the failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect. Borrower (a) will notify Administrative Agent when the EPA, any state or local agency or any other Person provides oral or written notification to it with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, hazardous or toxic substances or petroleum products in violation of any Environmental Control Statute, and (b) will notify Administrative Agent in detail immediately upon the receipt by it of an assertion of any material liability under the Environmental Control Statutes, or any actual or alleged failure to comply with or perform in any material respect, material breach or material violation under any such laws or regulations.

     4.15     Further Actions.

          4.15.1 Additional Pledged Shares. Borrower will cause the Guarantor to execute, deliver and record amendments or supplements to its Pledge Agreement or other similar agreements to effect a pledge to Administrative Agent for the benefit of the Lenders of all of the Guarantor's now owned or hereafter acquired capital stock of Borrower and at any time upon Administrative Agent's request and in form and substance reasonably satisfactory to Administrative Agent, any financing or continuation statements.

4.15.2 Further Assurances. From time to time, Borrower will execute and deliver (or will cause to be executed and delivered) such supplements and amendments to the Loan Documents and such further instruments as may be reasonably required to effectuate the rights and remedies and Liens granted to the

Administrative Agent or the Lenders under, or to otherwise facilitate the performance of, the Loan Documents.

     4.15.3 Estoppel Certificate. Upon Administrative Agent's reasonable request, Borrower will consent (which consent will not be unreasonably withheld) to execute, acknowledge and deliver (or, as appropriate, to cause the execution, acknowledgement and delivery) to such Person as Administrative Agent may request a statement in writing certifying as follows (to the best of its knowledge, after due inquiry): (a) that the Loan Documents (as amended, if applicable) are in full force and effect, and (b) that the payments under the Loan Documents required to be paid by Borrower have been paid, and (c) the then unpaid principal balance of Obligations, and (d) whether or not any Default is then occurring under any of the Loan Documents and, if so, specifying each such Default of which the signer may have knowledge. Unless Borrower otherwise consents (which consent will not be unreasonably withheld, delayed or conditioned), Administrative Agent must give Borrower at least ten (10) Business Days to complete and deliver any such certificate. Borrower understands and agrees that any such certificate delivered pursuant to this Section may be relied upon by Administrative Agent, each Lender and, if different, by the recipient thereof.

     4.15.4 Collateral Undertakings. a. Borrower will take, and cause each Subsidiary to take, such actions as are necessary or as Administrative Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other agreements and documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (x) the Obligations are (i) secured by substantially all of the assets of Borrower, except to the extent provided in subsection 4.15.4.b or c. and (ii) guaranteed by all of its Subsidiaries, except to the extent provided in subsection 14.15.4.b. including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof with the consent of the Required Lenders) by execution of a guaranty substantially in the form of that certain Amended and Restated Domestic Subsidiary Guaranty, dated as of the date hereof (as may hereafter be amended or otherwise modified), issued by certain Domestic Subsidiaries to Administrative Agent (each, a "Subsidiary Guaranty") and (y) the obligations of each such Subsidiary under the applicable Subsidiary Guaranty are secured by substantially all of the assets of such Subsidiary except to the extent provided in subsection 4.15.4.b or c.

          b. Borrower shall not be required to cause any UK Subsidiary to guaranty the Obligations or to pledge its assets for so long as such UK Subsidiary is not operating other than in connection with the wind down and dissolution of such UK Subsidiary. Borrower shall not be required to pledge more than 65% of the capital stock of any Foreign Subsidiary created or acquired after the date of this Agreement with the consent of the Required Lenders if such pledge would have material adverse tax consequences, and such Foreign Subsidiary shall not be required to guaranty the Obligations or pledge its assets to secure the Obligations to the extent (i) such guaranty or pledge would have material adverse tax consequences, or (ii) such guaranty or pledge would violate any law applicable to such Foreign Subsidiary.

          c. Neither Borrower nor its Subsidiaries shall be required to pledge, or grant of a security interest in their respective equity interests in Info4Cars or ChannelPoint so long as (i) the Organic Documents of such entity prohibit such pledge or grant and (ii) such equity interests are subject to that certain Negative Pledge Agreement dated as of June 26, 2001 (as may hereafter be amended, restated or otherwise modified) by Borrower in favor of Administrative Agent. Neither Borrower nor its Subsidiaries shall be required to pledge, or grant a security interest in, any equity interest received in exchange for its respective equity interest in CCC ChoiceParts JV pursuant to a merger or consolidation of CCC ChoiceParts JV with and into an unrelated Person where CCC ChoiceParts JV is not the surviving entity or in an exchange of such equity interests between CCC ChoiceParts JV and an unrelated Person provided that (i) such transaction is permitted under this Agreement, is for reasonable consideration and on reasonable terms fully disclosed to the Lenders in writing at least 5 Business Days prior to entering into a definitive agreement with respect to such transaction, (ii) the Organic Documents of such Person prohibit such pledge or grant, and (iii) Borrower or such Subsidiary enters into a negative pledge on or prior to the date of such transaction with respect to such equity interests in form and substance satisfactory to Administrative Agent.

     4.15.5   Bank Accounts.

          a. Borrower and Domestic Subsidiaries. Borrower will and will cause each Domestic Subsidiary to utilize Administrative Agent as its primary bank for cash management services. Borrower will not, and will not permit any Domestic Subsidiary to, maintain any deposit account or similar account (other than an account with the Administrative Agent) except (i) any such account that is subject to a Deposit Account Control Agreement substantially in the form of Exhibit 4.15.5 or ------ otherwise in form and substance reasonably satisfactory to Administrative Agent, or (ii) any -- such accounts (that are not subject to Deposit Account Control Agreements) that do not, taken together, at any time have funds on deposit in excess of $100,000 in the aggregate or such greater amount as may be agreed to from time to time in writing by Administrative Agent (with the approval of the Required Lenders). Borrower further covenants and agrees that it will, and will cause each Domestic Subsidiary to transfer, not less frequently than on a weekly basis, from their respective deposit or similar accounts (other than any such accounts with the Administrative Agent) all collected funds in excess of $100,000 in the aggregate in such accounts, taken together, or such other amount as may be agreed to from time to time in writing by the Administrative Agent (with the approval of the Required

     Lenders), to a concentration account identified by and maintained with Administrative Agent.

          b. Foreign Subsidiaries. Borrower will not permit at any time all funds in all deposit accounts and similar accounts maintained (i) during the period from the Closing Date until and including March 31, 2002, by (A) CCC Canada, to exceed $100,000 in the aggregate, and (B) the UK Subsidiaries, to exceed $365,000 in the aggregate, and (ii) thereafter, by all Foreign Subsidiaries, to exceed $100,000 in the aggregate.

          4.16 Subordinated Indebtedness Notices. Borrower will promptly provide Administrative Agent with copies of any notices of default or acceleration received from any holder or trustee of, under or with respect to any Subordinated Indebtedness. Borrower will promptly provide Administrative Agent with copies of any notice of default or acceleration received by Guarantor with respect to the (i) Capricorn Indenture or Capricorn Notes or any related agreements and (ii) the Capital Infusion Notes, Capital Infusion Purchase Agreement or any related agreements.

          4.17 Other Information. Borrower will provide Administrative Agent with any other documents and information (financial or otherwise) reasonably requested by Administrative Agent or its counsel from time to time.

                                   ARTICLE 5
                               NEGATIVE COVENANTS

         Borrower hereby covenants and agrees, that, so long as any indebtedness remains outstanding hereunder or any Commitment remains in effect, Borrower will comply with the following negative covenants:

          5.1 [Intentionally Blank].

          5.2 Additional Indebtedness. Neither Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exist any Funded Debt except as follows (collectively, the "Permitted Indebtedness"):

          a.       The Obligations hereunder; and

          b. Funded Debt incurred to purchase fixed or capital assets (other than Customer Equipment), consistent with the restrictions in Section 5.5 hereof, provided, however, that (1) the aggregate amount of such asset acquisition indebtedness outstanding at any time, together with any other indebtedness outstanding under subsections "c." and "d." below may not exceed $7,500,000 in the aggregate, and (2) no such transaction otherwise causes a Default hereunder, and (3) such indebtedness is immediately included in the calculation of Funded Debt; and

          c. Funded Debt incurred under Capital Leases, consistent with the restrictions in Section 5.5 hereof, provided, however, that (1) no such transaction otherwise causes a Default hereunder, and (2) the aggregate principal amount of such indebtedness outstanding at any time, together with the any indebtedness outstanding under subsection "b." above and subsection "d." below, may not exceed $7,500,000 in the aggregate, and (3) such indebtedness is immediately included in the calculation of Funded Debt; and

          d. Funded Debt to purchase or lease Customer Equipment, consistent with the restrictions in Section 5.5 hereof, provided, however, that
     (1)no such transaction otherwise causes a Default hereunder, and (2) such indebtedness is immediately included in the calculation of Funded Debt, and
     (3)the aggregate principal amount of such outstanding indebtedness at any time, together with any indebtedness outstanding under subsections "b." and "c." above does not exceed $7,500,000 in the aggregate; and

          e. Funded Debt owing to Borrower or a Subsidiary of Borrower if, and only to the extent arising from loans or advances made by a Borrower or a Subsidiary permitted under Section 5.7 hereof;

          f. Funded Debt listed on Schedule 5.2 hereto and all refinancings, renewals, replacements, extensions and refundings thereof so long as the principal amount thereof is not increased; and

          g. Subordinated Indebtedness; and

          h. Guaranties to the extent permitted by Section 5.3 below; and

          i. Hedging Obligations incurred for bona fide hedging purposes and not for speculation.; and

          j. other unsecured Funded Debt, in addition to the Funded Debt listed above, in an aggregate amount not at any time to exceed $1,000,000.

          5.3 Guaranties. Borrower will not, and will not permit any Subsidiary to, guarantee, assume or otherwise agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of any other Person, except as follows (collectively, the "Permitted Guaranties"): (a) in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) on account of the Obligations or any other Permitted Indebtedness, or (b) to endorse checks or drafts in the ordinary course of business, or (c) guarantees or other contingent obligations to secure on behalf of Borrower or any other Subsidiary of Borrower, performance or payment bonds, surety, appeal or customs bonds, bids, tenders, contracts (excluding contracts for borrowed money), leases, franchises or public and statutory obligations in the ordinary course of such entity's business, or (d) to the extent that the Required Lenders through Administrative Agent otherwise consent in writing. Notwithstanding the foregoing exceptions, Borrower may not, and shall not permit any of its Subsidiaries to, become so liable in a manner that otherwise violates any covenant hereunder or that otherwise causes a Default hereunder.

          5.4 Loans. Borrower will not, and shall not permit any of its Subsidiaries to, make any loans or advances to any other Person, except as follows: (a) loans to employees and sales representative that do not at any time in the aggregate outstanding exceed $500,000 among all such loans to all such employees and sales representatives, and (b) security deposits and advance payments or prepayments for products, services and expenses, in each instance described in this Clause "c", in the ordinary course of Borrower's business and
(c) loans and advances that are otherwise permitted under Section 5.7.

          5.5 Liens and Encumbrances. Borrower will not, and shall not permit any of its Subsidiaries to, create, permit or suffer the creation or existence of any Liens on any of its property or assets (real or personal, tangible or intangible), except as follows (collectively, the "Permitted Liens"):

          a. Liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets or Customer Equipment as permitted under subsection 5.2.b hereof or subsection 5.2.c hereof or subsection 5.2.d, provided, that (1) such Liens secure only the indebtedness and obligations created thereunder (but not any related monetary obligations under non-compete arrangements) and are limited to the assets purchased or leased pursuant thereto, and (2) such fixed or capital assets do not constitute customized application software or systems integration software; and

          b. Liens for taxes, assessments or other governmental charges (federal, state or local) that are not yet delinquent or that are then being currently contested in good faith by appropriate proceedings diligently prosecuted, adequate reserves therefor in accordance with GAAP have been established and a stay of enforcement of any such Lien is in effect; and

          c. Pledges or deposits in the ordinary course of business to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation and deposits in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements; and

          d. Deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; and

          e. Deposits to secure surety, appeal or custom bonds required in the ordinary course of business; and

          f. Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not past due for a period of more than 30 days or for sums being currently contested in good faith by appropriate proceedings diligently prosecuted, adequate reserves therefor in accordance with GAAP have been established, and such Liens could not reasonably be expected to have or cause a Material Adverse Effect; and

          g. Easements, rights-of-way, restrictions and other similar encumbrances on real property of Borrower or any of its Subsidiaries that, independently and in the aggregate, do not (1) materially interfere with the occupation, use or enjoyment by such entity of the property or assets encumbered thereby in the normal course of business or (2) materially impair the value of the property subject thereto; and

          h. Liens listed on Schedule 5.5 hereof; and

          i. Liens in favor of Administrative Agent (for the benefit of the Lenders) as security for the Obligations.

          5.6 Transfer of Assets. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of all or substantially all of its assets except in the case of a Subsidiary to another Restricted Subsidiary of Borrower and from any Subsidiary to Borrower. In addition, Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets other than as follows: (a) obsolete equipment that is no longer useful in operations, and (b) transfers of inventory in the normal and ordinary course of business for value received, and (c) the sale or lease of Customer Equipment in the ordinary course of business and (d) the disposition of (1) assets of the UK Subsidiaries in connection with any wind-down and dissolution of the UK Subsidiaries and (2) assets of any of the Inactive Subsidiaries in connection with any wind-down and dissolution of any Inactive Subsidiary and (e) the sublease of any real estate leased by Borrower or its Subsidiaries on commercially reasonable terms which are disclosed in writing to the Administrative Agent at least two (2) Business Days prior to such sublease, and (f) any other sale, lease or transfer of assets having a value (which for these purposes means the greater of book value or fair market value) not in excess of $250,000 in any fiscal year. Notwithstanding the foregoing exceptions, Borrower may not, and shall not permit any of its Subsidiaries to, dispose of any assets in a manner that otherwise violates any covenant hereunder or that otherwise causes a Default hereunder.

5.7 Investments. Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, including any Acquisition (each of the foregoing an "Investment" and collectively, "Investments"), other than the following (collectively, the "Permitted Investments"):

          a. Cash Equivalent Investments; and

          b. bank deposits in the ordinary course of business to the extent permitted by Section 4.15.5; and

          c. Investments consisting of trade credit extended in the ordinary course of business and investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtor; and

          d. Investments listed on Schedule 5.7; and

          e. Investments permitted by Section 5.4, and

          f. Investments by any Subsidiary in Borrower or by any Subsidiary in any other Restricted Subsidiary; and

          g. other Investments on and after the date of this Agreement not to exceed $7,500,000 in the aggregate including without limitation Investments by Borrower (directly or indirectly through another Subsidiary), in any Subsidiary, CCC ChoiceParts JV, CCC Enterstand JV, ChannelPoint and Info4Cars; provided, that no Investment otherwise permitted by this clause
     (g), shall be permitted to be made if, immediately before or after giving effect thereto, (i) any Event of Default or Default exists or would be caused by such Investment, or (ii) Borrower is not in compliance with each of the financial ratios and covenants set forth in Section 4.1 according to the most recent quarterly financial statements delivered to Administrative Agent and the Lenders pursuant to Section 4.2.2; provided, further, except as expressly provided in Section 4.15.4.b or c., that such Investments are evidenced by written promissory notes or Equity Securities pledged to Administrative Agent (for the benefit of the Lenders) pursuant to an agreement reasonably satisfactory to Administrative Agent or is otherwise pledged to the Administrative Agent pursuant to the Loan Documents; and

          h. Investments in the UK Subsidiaries, CCC Consumer and CCC Enterstand JV in an aggregate amount not to exceed $1,500,000 after the Closing Date provided that (i) all such Investments are used in connection with the wind-down of the operations of CCC Consumer, the UK Subsidiaries and CCC Enterstand JV and (ii) all such Investments are fully reserved in the financial statements provided to the Lenders on and after the Closing Date.

          5.8 New Ventures; Mergers; Acquisitions. Borrower will not, and will not permit any of its Subsidiaries to (a) enter into any new business activities not in a similar line to its current business, or (b) purchase or otherwise acquire any partnership or joint venture interest in any Person (other than those partnership or joint venture interests owned as of the date hereof and described on Schedule 5.8 hereto), or (b) merge or consolidate with or into any other corporation, partnership, limited liability company or other organization, or (c) create or acquire (or cause or permit the creation or acquisition of) any Subsidiary, or (d) make any other Acquisition.

          5.9 Transactions with Affiliates. Borrower will not and will not permit any of its Subsidiaries to enter into any transaction or agreement with any Subsidiary or Affiliate except as follows: (a) compensation arrangements in the ordinary course of business with its officers and directors, and (b) employee loans (if any) to the extent permitted under Section 5.4 hereof, and
(c) transactions among Borrower and its Subsidiaries to the extent permitted by
Section 5.6 and Section 5.7 hereof, and (d) reasonable dividends and distributions (if any) to the extent permitted by Section 5.10 hereof, and (e) reasonable and customary management or service fees and expenses (if any) to the extent permitted under Section 5.12 hereof, and (f) tax sharing agreements reasonably satisfactory to the Lenders, and (g) Investments to the extent permitted under Sections 5.4 and 5.7, and (h) guaranties, if any, to the extent permitted by Section 5.3 hereof, and (i) transactions and agreements between Borrower and any Restricted Subsidiary otherwise permitted by this Agreement, and (j) transactions and agreements otherwise permitted by this Agreement that are on terms that are no less favorable than are obtainable from any Person which is not one of its Affiliates.

     5.10 Dividends or Distributions. Borrower will not, and will not permit Guarantor or any of their respective Subsidiaries to, declare or make (directly or indirectly) any payment or distribution with respect to, or incur any liability for the purchase, acquisition, redemption or retirement of, any of their respective equity interests (including warrants therefor) or as a dividend, return of capital or other payment or distribution of any kind to any holder of any such equity interest with respect to its respective equity interests other than (i) dividends to Borrower or to a Restricted Subsidiary of Borrower from any other Subsidiary of Borrower, (ii) dividends by Guarantor of Guarantor's common stock, (iii) dividends by Guarantor of other Equity Securities of Guarantor with the written consent of the Required Lenders, the terms of which do not require the payment of cash dividends or require redemption thereof (earlier than 90 days after the date the Obligations are paid in full) and are otherwise acceptable to the Required Lenders in their sole discretion, and (iv) dividends to Guarantor by Borrower (A) to make the payments to Guarantor described in Section 5.12 and (B) to make the payments described in
Section 5.18. Nothing in this Section 5.10 shall prohibit payments on or with respect to the Capricorn Notes to extent such payments are permitted under
Section 5.18 or payments by CCC Capital Trust on or with respect to the Capricorn Trust Preferred Securities issued by CCC Capital Trust made with the proceeds of such payments (permitted by Section 5.18).

     5.11 Inactive Affiliate. Borrower will not permit any Inactive Subsidiary to possess assets or property, receive proceeds of any Advance or conduct business or operations; provided, that an Inactive Subsidiary in the process of winding down may possess assets and property.

     5.12 Payment of Management Fees. Borrower will not, and will not permit any of its Subsidiaries to, pay any funds or otherwise incur or accrue any liabilities for any management or related services except (a) reasonable and customary compensation to bona fide employees of such entity, and (b) pursuant to a written management or services agreement with Borrower or another wholly-owned Subsidiary of Borrower that is in form and substance reasonably acceptable to Administrative Agent, and (c) pursuant to a written management, services, expense-sharing, and/or tax-sharing agreement with CCC Information Services Group Inc. ("Manager") that is in form and substance reasonably acceptable to Administrative Agent ("Management Agreement"), and if, and only to the extent that, (i) such management and service fees do not in the aggregate exceed $50,000 in any fiscal year and (ii) no Default or Event of Default is existing or would result from the payment of such management and service fees.

     5.13 Subordinated Indebtedness. Borrower shall not, and shall not permit any of its Subsidiaries to, (a) make any redemption, prepayment, defeasance or repurchase of any Subordinated Indebtedness or (b) make any payment in respect of Subordinated Indebtedness other than payments expressly permitted by subordination terms approved in writing by the Required Lenders. Borrower shall not, and shall not permit Guarantor or any of their respective Subsidiaries to
(a) make any redemption, prepayment, defeasance or repurchase of the Capricorn Notes or Capital Infusion Notes except to the extent permitted by Section 5.20, or (b) make any payment in respect of the Capricorn Notes other than as provided in Section 5.18 or with respect to the Capital Infusion Notes except to the extent permitted by
Section 5.20.

     5.14 Capital Expenditures. Borrower shall not permit the aggregate amount of all Capital Expenditures (excluding expenditures under Capital Leases existing as of the Closing Date, but including increases of expenditures under such Capital Leases resulting from modifications or other changes to such Capital Leases on or after the Closing Date, and expenditures under Capital Leases entered into on or after the Closing Date) made by Borrower and its Subsidiaries to exceed (i) $3,750,000 during calendar year 2001, (ii) $5,450,000 during calendar year 2002, (iii) $6,000,000 during calendar year 2003, and (iv) $6,000,000 during the period commencing January1, 2004 through the Line of Credit Maturity Date.

     5.15 Modifications to Organic Documents. Borrower will not, and will not permit any of its Subsidiaries or any other Obligor to, amend or otherwise modify any of its Organic Documents in any way which might reasonably be expected to have a Material Adverse Effect, and, in any event, without providing Administrative Agent and the Lenders with at least 30days' prior written notice of any material amendment or modification. Borrower will not, and will not permit any of its Subsidiaries or any other Obligor to, without at least 30days' prior written notice to Administrative Agent, change its official name, its operating names, or the names under which it executes contracts or conducts business.

     5.16 Modifications to Material Relationships and Agreements. Borrower will not, and will not permit any of its Subsidiaries to, amend, modify, cancel, terminate or otherwise alter (a) any Subordinated Indebtedness (if and when any such indebtedness exists), or (b) any agreement regarding the provision of management services to Borrower or any such Subsidiary by a Person who is not Borrower or any Subsidiary of Borrower (including, without limitation, the Management Agreement, once executed). Borrower will not permit Guarantor or any of its Subsidiaries to alter (i) the Capricorn Indenture or related agreement or documents, or the terms of the Capricorn Notes or Capricorn Trust Preferred Securities, and (ii) the Capital Infusion Notes, the Capital Infusion Purchase Agreement or any related agreement or document, in each case of clause (i) or
(ii) above, in any manner which could reasonably be expected to adversely affect the Lenders.

     5.17 Cancellation of Indebtedness. Borrower will not, and will not permit any Subsidiary to, cancel any claim or debt owing to it, except for (i) reasonable consideration or in the ordinary course of business and (ii) cancellation of claims or debt in connection with the wind-down of any Inactive Subsidiary any UK Subsidiary or CCC Enterstand JV, which cancellation is fully reserved in the financial statements provided to the Lenders on and after the Closing Date and which could not reasonably be expected to have a Material Adverse Effect.

     5.18 Payments In Respect of Capricorn Indebtedness. Borrower will not, and will not permit Guarantor or CCC Capital Trust, or any Subsidiary of Borrower or Guarantor to make any payment, directly or indirectly, whether for repayment of indebtedness, return on investment or otherwise, to Capricorn or its Affiliates or any holder of the Capricorn Notes with respect to the Capricorn Notes other than (i) regularly scheduled cash interest payments not to exceed $430,000 in the aggregate per quarter until February 23, 2004, and $535,000 in the aggregate per quarter after February 23, 2004, in each case, if, and only to the extent that no Default or Event of Default exists, or would result therefrom or (ii) scheduled interest paid in kind (and not in cash, except in respect of fractional shares of the Capricorn Notes which are required to be paid in cash pursuant to the Capricorn Indenture not to exceed $25,000 per quarter in the aggregate without the prior written consent of the Required Lenders). Borrower acknowledges and agrees that the cash distributions permitted in clauses (i) and (ii) of this Section 5.18, shall be deemed to be payments of interest from Borrower to Guarantor under the Capricorn Inter-Company Note.

     5.19 Inconsistent Agreements. Borrower will not, and will not permit any Obligor to, enter into any agreement after the date hereof containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any Obligor of any of its obligations hereunder or under any other Loan Document, (b) prohibit Borrower or any Subsidiary from granting to Administrative Agent, for the benefit of the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Restricted Subsidiary, or pay any indebtedness to Borrower or any other Restricted Subsidiary, (ii) make loans or advances to Borrower or any Restricted Subsidiary or (iii) transfer any of its assets or properties to Borrower or any Restricted Subsidiary other than (a) this Agreement and the other Loan Documents, (b) any agreements entered in the ordinary course of business governing any Liens or Capital Lease otherwise expressly permitted hereby (in which case, any prohibition or limitation shall only be applicable to the assets financed thereby), (c) provisions of applicable law, (d) customary nonassignment provisions as to the assets financed in any lease governing a leasehold interest or in any other contracts which are not material to the business and operations of the Borrower or its Subsidiaries which are a party to such agreement and (e) customary restrictions and conditions contained in agreements relating to the sale of all or substantially all of the stock or assets of such Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is expressly permitted hereunder.

     5.20 Capital Infusion. Upon the closing of this Agreement, Guarantor shall have received at least $18,800,000 in net cash proceeds from the sale of Guarantor Common Stock and Capital Infusion Notes to the Capital Infusion Investors pursuant to the Capital Infusion Purchase Agreement. The Capital Infusion Notes shall be on terms satisfactory to the Administrative Agent and the Lenders and shall have been subordinated in right of payment to the Obligations pursuant to the Capital Infusion Subordination Agreement. Upon the closing of this Agreement, Borrower shall have received from Guarantor at least $18,800,000 of such net cash proceeds (the "Capital Infusion") in exchange for the issuance of the Capital Infusion Inter-Company Note. The Capital Infusion Inter-Company Note shall be on terms satisfactory to the Administrative Agent and the Lenders and shall be subordinated in right of payment to the Obligations pursuant to the Inter-Company Note Subordination Agreement. Borrower shall make a prepayment of at least $18,800,000 of such net cash proceeds upon the closing of this Agreement, and such net cash proceeds shall be applied upon closing to the Advances and other amounts owed to the Lenders under this Agreement and the Previous Credit Facility Agreement in such order as Administrative Agent shall determine. Such prepayment shall not permanently reduce the Line of Credit Commitment. If the Rights Offering is not completed within 75 days following the Closing Date and the Capital Infusion Notes are to be surrendered in payment for junior securities of the Guarantor pursuant to Section 4.2(b) of the Capital Infusion Purchase Agreement or otherwise, then such junior securities (other than Guarantor Common Stock) shall be subordinated in right of payment to the Obligations pursuant to the Capital Infusion Subordination Agreement, shall not require the payment of principal, interest, dividends or other amounts, or require redemption thereof earlier than 180 days after the date the Obligations are paid in full and this Agreement terminates, and shall otherwise have terms, covenants and conditions that are otherwise reasonably acceptable to the Lenders ("Capital Infusion Subordinated Junior Securities"). Borrower shall not, and shall not permit Guarantor or any of their respective Subsidiaries to (a) make any redemption, prepayment, defeasance or repurchase of the Capital Infusion Notes or any other subordinated indebtedness referred to in the Capital Infusion Subordination Agreement except to the extent expressly permitted by the Capital Infusion Subordination Agreement, or (b) make any payment in respect of the Capital Infusion Notes or any other subordinated indebtedness referred to in the Capital Infusion Subordination Agreement except to the extent expressly permitted by the Capital Infusion Subordination Agreement. Borrower shall not be required to make a prepayment of any net cash proceeds received from (i) the sale of Guarantor Common Stock pursuant to the Rights Offering (except for the Capital Infusion Investors' deemed participation pursuant to their pro rata exercise under the Capital Infusion Purchase Agreement) up to $11,511,140.50, or (ii) the Capital Infusion Surplus Investments. Notwithstanding the foregoing, Borrower understands and agrees that, after the consummation of the Rights Offering or, if the Rights Offering is not consummated following the issuance of the Capital Infusion Subordinated Junior Securities, Guarantor must have received and not repaid at least $18,800,000 in new investments in Guarantor pursuant to the Capital Infusion Purchase Agreement and/or Rights Offering evidenced by some combination of Guarantor Common Stock and Capital Infusion Subordinated Junior Securities. Upon the request of the Administrative Agent or any Lender, an Authorized Officer of Borrower will promptly certify to Administrative Agent and the Lenders the cash inflows and outflows and issuance of securities related to the Capital Infusion Purchase Agreement and Rights Offering.

                                   ARTICLE 6
                                RIGHT OF SET OFF

     6.1 Right of Set-Off. Administrative Agent and each Lender are hereby authorized at any time and from time to time during the occurrence and continuance of an Event of Default hereunder (unless expressly prohibited by applicable law) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other indebtedness at any time held or owing by Administrative Agent or any Lender (or any of Affiliate of Administrative Agent or any Lender) to or for the credit or the account of Borrower against any and all of the indebtedness and monetary obligations of Borrower now or hereafter existing under the Loan Documents, or any other evidence of indebtedness originated, acquired or otherwise held by Administrative Agent or any Lender, irrespective of whether Administrative Agent or such Lender shall have made any demand under the Loan Documents or other indebtedness and although such obligations may be unmatured. Administrative Agent and each Lender agree to notify Borrower within a commercially reasonable time after any such set-off and application made by Administrative Agent or such Lender (as applicable); provided, however, that the failure to give such notice shall not in any way affect the validity of such set-off and application.

     6.2 Additional Rights. The rights of Administrative Agent and each Lender under this Article6 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) that Administrative Agent and Lenders may have by contract, at law, or otherwise.

                                   ARTICLE 7
                              DEFAULT AND REMEDIES

     7.1 Events of Default. Each of the following events separately constitutes an independent Event of Default hereunder:

     7.1.1 Payment Obligations. If any payment of principal, interest or other sum payable to Administrative Agent or any Lender under any Loan Document (including any Note) is not received by Administrative Agent on the date such payment is due and payable and, with respect to interest or sums other than principal, such amount remains unpaid for three Business Days.

     7.1.2 Representations and Warranties. If any representation, warranty or other statement made in any Loan Document, or in any written report, schedule, exhibit, certificate, agreement, or other document given by or on behalf of Borrower or any other Obligor (or otherwise furnished in connection herewith) when made was misleading or incorrect in any material respect.

     7.1.3 Certain Covenants. If Borrower defaults in or fails to observe any of the covenants set forth in Section 4.1 hereof or Article 5 hereof.

     7.1.4 Other Covenants in Loan Documents. If Borrower or any other Obligor, defaults in the full and timely performance when due of any other covenant or agreement (not constituting an Event of Default under any other provision of this Section 7.1) contained in any Loan Document (or in any other document or agreement now or hereafter executed or delivered in connection herewith), and such default remains uncured for a period of twenty (20) days.

     7.1.5 Default Under Other Agreements. Borrower, or any of its Subsidiaries (other than the UK Subsidiaries, so long as such Funded Debt is non-recourse to the Borrower and its Restricted Subsidiaries) or Guarantor (A) fails to make any payment in respect of any indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 (or its equivalent in any other currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or obligations, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure and a waiver has not been given by the requisite holder (or holders) of such indebtedness with respect to such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such obligation to become payable; provided, however, that there shall not be an Event of Default under this Section 7.1.5 so long as at the time of such occurrence, (i) the holder of any such defaulted indebtedness is not actively pursuing its remedies or (ii) Borrower or any of its Subsidiaries, as the case may be, is disputing the payment of such indebtedness in good faith by appropriate proceedings.

          7.1.6 Default Under Material Agreements with Other Parties. If any event of default (as described or defined therein, which term shall include any notice and cure periods provided therein) occurs or exists under the provisions of any material agreement to which Borrower, any of its Subsidiaries, or the Guarantor, is a party and such default is reasonably likely to have a Material Adverse Effect.

          7.1.7 [Intentionally Blank].

          7.1.8 Change of Control. If (i) CCC Information Services Group Inc. ceases to own and control 100% of each class of equity securities of Borrower; or (ii) any Person or group of Persons (other than Capricorn and White River or their Affiliates, but not their respective successors or assigns) within the meaning of Section 13(d)(3) of the 1934 Act and the rules and regulations promulgated thereunder shall, after the Closing Date, acquire beneficial ownership, directly or indirectly, of securities of the Guarantor representing fifty percent (50%) of the combined outstanding voting power of all securities of the Guarantor entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (hereinafter called a "Controlling Person") unless Administrative Agent shall receive notice from Borrower and the Guarantor, within ten (10) days of such acquisition, that the Board of Directors of the Guarantor has no objection to such acquisition; or (iii) a majority of the Board of Directors of the Guarantor shall cease for any reason to consist of (A) individuals who on the Closing Date were serving as directors of the Guarantor and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or re-election to the Board of Directors is recommended or approved by a majority of the Board of Directors of the Guarantor. For purposes of clause (ii) above, a Person or group shall not be a Controlling Person if such Person or group holds voting power in good faith and not for the purpose of circumventing this Section as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (ii).

          7.1.9 Government Action.

               a. If custody or control of any substantial part of the property of Borrower is assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency.

               b. If any governmental regulatory authority or judicial body makes any other final nonappealable determination that could reasonably be expected to have or cause a Material Adverse Effect.

          7.1.10 Insolvency. If Guarantor, Borrower or any of its Subsidiaries becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; or if Guarantor, Borrower or any of its Subsidiaries (a) is adjudicated insolvent or bankrupt in any proceeding under any bankruptcy or insolvency law, or (b) admits in writing an inability to pay its, his or her debts, or (c) comes under the authority of a custodian, receiver or trustee with respect to substantially all of its property (or one is appointed for substantially all of its, his or her property), or (d) makes an assignment for the benefit of creditors, or (e) has commenced against it, him or her any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors that is either not contested or if contested is not dismissed or stayed within ninety
(90) calendar days after the commencement thereof or an order for relief is entered against it in any involuntary bankruptcy proceeding, or (f) commences or institutes any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors, or (g) by any act or failure to act indicates consent to, approval of or acquiescence in any of the foregoing; provided, however, that an Event of Default under this Section 7.1.10 shall not be deemed to occur if any event described above occurs and involves (i) a Subsidiary of Borrower that has a gross asset value less than $5,000,000 or (ii) a Subsidiary of Borrower that at the time of such event has probable liabilities which do not exceed its gross asset value by more than $5,000,000 (each an "Immaterial Subsidiary").

          7.1.11 Loss or Revocation of Guaranty. If Guarantor or any Restricted Subsidiary at any time revokes (or attempts to revoke) the Guaranty or Subsidiary Guaranty or its continuing obligations thereunder, or if the Guaranty or Subsidiary Guaranty at any time does not constitute a legal, valid, binding and enforceable obligation of Guarantor or such Restricted Subsidiary unless such Restricted Subsidiary is released from the Subsidiary Guaranty or dissolved pursuant to the Loan Documents.

          7.1.12 Additional Liabilities. If (a) any judgment, writ, warrant, attachment or execution or similar process that calls for payment or presents liability in excess of $1,000,000 is rendered, issued or levied against Borrower, any of its Subsidiaries or any of their respective properties or assets and such liability is not paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) calendar days after it is rendered, issued or levied or (b) any judgments, writs, warrants, attachments, settlements or executions or similar processes that call for payment or present liability which is, individually or in the aggregate, in excess of $7,500,000 (in excess of insurance proceeds paid) is rendered, issued or levied against the Borrower, any of its Subsidiaries or any of their respective properties or assets.

          7.1.13 Material Adverse Change. If a Material Adverse Change has occurred with respect to Borrower and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries (taken as a whole) from the condition set forth in the financial statements furnished to Lenders for the fiscal year ended immediately prior to the Closing Date, or from the condition of Borrower and its Subsidiaries (taken as a whole) or the Guarantor most recently disclosed to Lenders in any other manner.

          7.1.14 Invalidity of Collateral Security Documents, etc. Any Collateral Security Document shall cease to be in full force and effect otherwise than pursuant to its terms; or Borrower, any Subsidiary or Obligor (or any Person by, through or on behalf of Borrower, any

Subsidiary or Obligor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Security Document or Borrower or any Subsidiary shall make payment on any Subordinated Indebtedness which is prohibited under the relevant subordination terms.

          7.1.15 Capricorn Indenture; Capital Infusion Notes. Any subordination provision in the Capricorn Indenture, Capricorn Notes, Capricorn Inter-Company Note, Inter-Company Note Subordination Agreement or related documents, or in any Capital Infusion Notes, Capital Infusion Inter-Company Note, Capital Infusion Subordination Agreement or related documents, shall cease to be in full force and effect, or Borrower or any other Person shall contest in any manner the validity, binding nature or enforceability of any such provision.

          7.1.16 Pension Plans. (i) Institution of any steps by Borrower or any other Person to terminate a pension benefit Plan if as a result of such termination Borrower could be required to make a contribution to such Plan, or could incur a liability or obligation to such Plan, in excess of $1,000,000;
(ii) a contribution failure occurs with respect to any pension benefit Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a multiemployer plan (as defined in Section 4001 of ERISA) and the withdrawal liability (without unaccrued interest) to multiemployer plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower and the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000.

     7.2  Remedies.

          7.2.1 General; Acceleration. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of Required Lenders, and by notice to Borrower (except if an Event of Default described in Section 7.1.10 hereof has occurred, in which case acceleration shall occur automatically with respect to the entire indebtedness and without notice), Lenders may accelerate the Line of Credit Maturity Date and may declare all or any portion of the indebtedness of Borrower to Lenders (hereunder or otherwise, but including the unpaid balance of principal, interest and fees hereunder) to be immediately due and payable. Upon any such declaration, Lenders and Administrative Agent (for the benefit of Lenders) will have the immediate right to enforce and realize upon any collateral security granted in connection herewith in any manner or order that the Required Lenders or Administrative Agent (at the direction of Required Lenders) deem expedient without regard to any equitable principles of marshalling or otherwise.

          7.2.2 Other. In addition to any rights granted hereunder or in any other Loan Document, each Lender and Administrative Agent will have all other rights and remedies granted by any applicable law (including the rights of a secured party under the UCC), and all rights and remedies will be cumulative in nature.

                                   ARTICLE 8
                              ADMINISTRATIVE AGENT

     8.1 Appointment, Authorization and Grant of Authority. Each Lender hereby irrevocably designates and appoints LaSalle National Bank as Administrative Agent of such Lender to act as specified in this Agreement and the other Loan Documents, and each such

Lender hereby irrevocably authorizes LaSalle National Bank (in its capacity as Administrative Agent) to take actions on behalf of such Lender, to exercise such powers and to perform such other duties as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with all such other powers and authority as are reasonably incidental thereto. Without limiting the generality of the foregoing, Administrative Agent (on behalf of each Lender) is authorized (a) to execute each Loan Document (other than this Agreement, but including, without limitation, all financing statements, continuation statements and other collateral agreements and documents) for and on behalf of each Lender, and (b) to accept each Loan Document and all other agreements, documents, instruments, certificates and opinions reasonably required to implement the intent of the parties to this Agreement, and (c) to file and record all financing statements, continuation statements and other collateral agreements and documents, and (d) to receive and deliver communications and notifications to Lenders and to Borrower, and (e) to receive and distribute payments and Advances between Lenders and Borrower, and (f) notwithstanding any provision in any other Loan Document, to release (or to evidence the release of) any Collateral from any Lien granted by any Obligor in favor of the Administrative Agent (for the benefit of the Lenders) to the extent the sale or transfer of such Collateral is expressly permitted by Section 5.6 of this Agreement and does not violate any covenant of this Agreement or otherwise cause a Default. Administrative Agent will release (or evidence the release of) any Collateral, from any Lien granted by any Obligor to Administrative Agent (for the benefit of the Lenders) to the extent such Collateral is sold or transferred to a third party pursuant to a sale that is expressly permitted by clauses "(a)" or "(f)" of this Agreement and provided that such sale or transfer does not violate any covenant under this Agreement or otherwise cause a Default hereunder. The duties and responsibilities of Administrative Agent shall be ministerial and administrative in nature. Notwithstanding any provision to the contrary in any Loan Document, Administrative Agent (a) shall not have any duties or responsibilities other than those expressly set forth in the Loan Documents (which duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article), and (b) shall not have any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against Administrative Agent.

     8.2 Acceptance of Appointment. LaSalle National Bank hereby accepts such appointment and agrees to act as such Administrative Agent upon the express terms and conditions (but subject to the limitations and qualifications) set forth in this Article.

     8.3 Administrative Agent's Relationship with Borrower. The provisions of this Article are solely for the benefit of Administrative Agent and Lenders, and Borrower shall not have any rights as a third party beneficiary (or otherwise) under this Article. In performing its functions and duties under the Loan Documents, Administrative Agent shall act solely as an agent of the Lenders, and Administrative Agent does not assume (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for Borrower.

     8.4 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges and agrees (a) that Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) have not made any representations or warranties to such Lender and (b) that no act by Administrative Agent hereinafter taken (including, without limitation, any review of the affairs of Borrower or other Obligor) shall be






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

deemed to constitute any representation or warranty by Administrative Agent to any Lender. Each Lender represents to Administrative Agent that it (independently and without any reliance upon Administrative Agent or any other Lender, and based upon such documents and information as it has deemed necessary or appropriate) has made its own appraisal, investigation and credit analysis of the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of Borrower and other Obligor and has made its own decision to make its Advances hereunder and to enter into this Agreement. Each Lender also covenants and represents that it (independently and without any reliance upon Administrative Agent or any other Lender, and based upon such documents and information as it shall deem necessary or appropriate) will continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will continue to make such investigations as it deems necessary or appropriate to inform itself as to the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of Borrower and other Obligor. Except as otherwise expressly provided in the Loan Documents, Administrative Agent shall not have any duty or responsibility (a) to keep any Lender informed as to the performance or observance by Borrower or other Obligor of its obligations under the Loan Documents, or (b) to inspect the books or properties of Borrower or other Obligor, or (c) to provide any Lender with any credit or other information concerning the business, operations, assets, properties, financial and other condition, prospects or creditworthiness of Borrower which may come into the possession of Administrative Agent (or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates). Administrative Agent will make reasonable efforts to furnish to the Lenders material information concerning Borrower of which Administrative Agent has actual knowledge; however, in the absence of gross negligence, willful misconduct or fraud, Administrative Agent shall not be liable to any Lender for any failure to relay or furnish to such Lender any such information.

     8.5 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely and act (and shall be fully protected in relying and acting) upon any note, writing, resolution, instrument, report, notice, consent, certificate, affidavit, letter, request, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing, conversation or communication believed by Administrative Agent in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Administrative Agent shall not be bound to ascertain or inquire as to the satisfaction, performance or observance of any of the terms, provisions, covenants or conditions of or the accuracy of any statements or representations in any Loan Document on the part of Borrower. Administrative Agent may deem and treat the stated payee of any Note as the holder thereof for all purposes under the Loan Documents unless and until Administrative Agent has received and accepted an assignment and assumption agreement relating thereto in form and substance acceptable to Administrative Agent.

     8.6 Delegation of Duties; Additional Reliance by Administrative Agent. Administrative Agent may consult with, employ and perform any of its duties under the Loan Document by or through agents, attorneys-in-fact, legal counsel, independent public accountants and other experts. Administrative Agent shall not be responsible for the negligence or misconduct of any such Persons selected by Administrative Agent with reasonable care, and Administrative Agent shall be fully protected in any action or inaction taken by it in good faith in reliance upon or in accordance with the advice or statements of legal counsel (including, without






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

limitation, counsel to Borrower), independent accountants and other experts selected by Administrative Agent.

     8.7 Acting on Instructions of Lenders. Administrative Agent shall be entitled to act or refrain from acting (and shall be fully protected in acting or refraining from acting) under the Loan Documents in accordance with a written request of or written instructions from the Required Lenders. Administrative Agent shall also be entitled to refrain from acting (and shall be fully protected in refraining from acting) under the Loan Documents unless Administrative Agent first (a) receives such advice or concurrence of the Required Lenders as Administrative Agent deems appropriate or (b) is indemnified to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Except as otherwise expressly stated in the Loan Documents, all determinations by, requests by and other references to "Lenders" means the Required Lenders, and any requests or instructions by the Required Lenders (and any action or inaction by Administrative Agent pursuant thereto) shall be binding upon all the Lenders.

     8.8 Actions Upon Occurrence of Default or Event of Default. Each Lender will use its best efforts to notify Administrative Agent immediately in writing upon becoming aware of the occurrence of any Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." If Administrative Agent receives any such notice of default, then Administrative Agent shall use its best efforts to give notice thereof to each Lender as soon as reasonably practical. Upon the occurrence of any Default or Event of Default, the Lenders shall promptly consult with one another in an attempt to agree upon a mutually acceptable course of conduct. In the absence of unanimous agreement among the Lenders as to the appropriate course of conduct, Administrative Agent shall exercise rights and take such other action on behalf of all Lenders with respect to such Default or Event of Default as directed by the Required Lenders. Unless and until Administrative Agent shall have received such directions from the Lenders (or, as applicable, the Required Lenders), Administrative Agent may (but shall not be obligated to) take such action (or refrain from taking such action) with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interests of the Lenders.

     8.9 Administrative Agent's Rights as Lender in Individual Capacity. Administrative Agent (and its Affiliates) may make loans to, may accept deposits from, may issue letters of credit on behalf of, and may otherwise generally engage (and continue to engage) in any kind of business with Borrower or other Obligor as though Administrative Agent were not Administrative Agent under the Loan Documents. With respect to any Advances made by Administrative Agent as a Lender hereunder and all obligations owing to it as a Lender under the Loan Documents, Administrative Agent shall have the same rights, powers, duties and obligations under the Loan Documents as any other Lender and may exercise such rights, powers, duties and obligations as though it were not Administrative Agent hereunder. To the extent that Administrative Agent is a Lender hereunder, the terms "Lender," "Lenders" and "Required Lenders" shall include Administrative Agent in its individual capacity.






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
     8.10 Advances By Administrative Agent. Administrative Agent will promptly notify each Lender of its receipt of any Advance Request and of the amount of such Lender's Pro Rata share of the requested Advance. Each Lender will make the amount of its Pro Rata share of each Advance available to Administrative Agent for the account of Borrower at Administrative Agent's Payment Office by 11:00 a.m. (Central Time) on the Settlement Date requested by Borrower in funds immediately available to Administrative Agent. The proceeds of all such Advances will then be made available to Borrower by Administrative Agent in accordance with this Agreement. The failure of any Lender to make any Advance on any Settlement Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Settlement Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Settlement Date. Unless Administrative Agent has been notified in writing by a Lender prior to the Settlement Date for any Advance that such Lender will not make the amount constituting its Pro Rata share of such Advance available to Administrative Agent on or prior to such applicable Settlement Date, then Administrative Agent may (but shall not be required to) assume that such Lender will make such amount available to Administrative Agent in immediately available funds on or before such Settlement Date, and in reliance upon such assumption, Administrative Agent may make available to Borrower a corresponding amount on behalf of such Lender. If the amount of such Pro Rata share is not made available to Administrative Agent in immediately available funds by a Lender until after the applicable Settlement Date, then such Lender shall pay to Administrative Agent on demand and in immediately available funds an amount equal to the result of the following equation (which shall be in addition to the amount of such Lender's Pro Rata share of such Advance): the product of (a) the average (computed for the period determined under clause (c) below) of the weighted average Federal Funds Rate as determined by Administrative Agent during each day included in such period, multiplied by (b) the amount of such Lender's Pro Rata share of such Advance, multiplied by (c) a fraction (i) the numerator of which is the number of days that elapsed from and including such Settlement Date to and including the date on which such Lender's Pro Rata share of such Advance is actually received by Administrative Agent in immediately available funds and (ii) the denominator of which is 360. A statement from Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive (absent manifest error) as to the amount owed to Administrative Agent by such Lender. If such Lender's Pro Rata share is not actually received by Administrative Agent in immediately available funds within three (3) Business Days after the applicable Settlement Date for such Advance, then Administrative Agent shall be entitled to recover from such Lender, on demand, the amount of such Pro Rata share with interest thereon for the entire such period since the Settlement Date at the highest interest rate per annum (including the applicable Rate Margin) then applicable under the Line of Credit Facility.

     8.11 Payments to Lenders. Promptly after receipt in immediately available funds from Borrower of any payment of principal, interest or any fees or other amounts due to any Lender under the Loan Documents, Administrative Agent shall distribute to each Lender that Lender's Pro Rata share of such funds so received. Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then

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


due such Lender. If and to the extent Borrower has not made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     8.12 Pro-Rata Sharing of Setoff Proceeds. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Advances made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata share, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Any Lender having outstanding both Advances and other indebtedness owing from Borrower at any time a right of set-off is exercised by such Lender, such Lender shall apply the proceeds of such set-off first to such Advances until its Advances are reduced to zero, and thereafter to its other indebtedness.

     8.13 Limitation on Liability of Administrative Agent. Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable to any Lender for any action taken or inaction by Administrative Agent or such Person under or in connection with any Loan Document, except to the extent of foreseeable actual losses resulting directly and exclusively from Administrative Agent's own gross negligence, willful misconduct or fraud. Without limiting the generality of the foregoing, Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable, responsible or have any duty with respect to any of the following: (a) the genuineness, execution, authorization, validity, effectiveness, enforceability, collectibility, value or sufficiency of any Loan Document, or (b) the collectibility of any amount owed by any Obligor to any Lender, or (c) the accuracy, completeness or truthfulness of any recital, statement, representation or warranty made to Administrative Agent or to any Lender in connection with any Loan Document or other certificate, affidavit, report, opinion, financial statement, document or instrument executed or furnished pursuant to or in connection with any Loan Document, or (d) any failure of any Person to receive any notice or communication due such Person under any Loan Document or applicable law, or (e) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of Borrower or other Obligor, or (f) ascertaining or inquiring into the satisfaction, observance or performance of any condition, covenant or agreement in any Loan Document (including, without limitation, the use of proceeds by Borrower), or (g) the inspection




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

of any books, records or properties of any Obligor, or (h) the existence or possible existence of any Default or Event of Default.

     8.14 Indemnification. To the extent that Borrower does not actually reimburse, indemnify or hold harmless Administrative Agent (in accordance with Section 10.16 hereof), then each Lender hereby agrees on a Pro Rata basis to indemnify and hold harmless Administrative Agent (acting in its capacity as Administrative Agent) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that at any time (including, without limitation, at any time following the payment of the Obligations of Borrower hereunder) may be imposed upon, incurred by or asserted against Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document, or the transactions contemplated hereby or any action or inaction taken by Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and exclusively from the gross negligence, willful misconduct or fraud of Administrative Agent. If any indemnity furnished to Administrative Agent for any purpose (in the opinion of Administrative Agent) shall be insufficient or become impaired, then Administrative Agent may require additional indemnity and cease (or not commence) to do the acts indemnified against until such additional indemnity is furnished to the satisfaction of Administrative Agent. The agreement in this Section shall survive the payment of all Advances, fees and other Obligations of Borrower arising hereunder.

     8.15 Resignation; Successor Administrative Agent. The Administrative Agent at any time may resign as the Administrative Agent under the Loan Documents by giving the Lenders and Borrower written notice thereof at least 20 calendar days prior to the effective date of such resignation. During such notice period, the Required Lenders shall appoint (from among the Lenders) a successor Administrative Agent for the Lenders, subject to the prior approval by Borrower and the consent of each Lender (such approval or consent, as the case may be, not to be unreasonably withheld, delayed or conditioned). Upon acceptance of such appointment by such successor agent, (a) such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and (b) the term "Administrative Agent" shall include such successor agent effective upon its appointment, and (c) the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, all without any other or further act or deed on the part of such former Administrative Agent or any of the parties to the Loan Documents. Notwithstanding the foregoing, after the effectiveness of the resigning Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.



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                                   ARTICLE 9
                                  DEFINITIONS

     9.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below:

          "Account" means, at any relevant time, the designated or principal deposit account of Borrower at Administrative Agent for purposes of effecting transactions hereunder.

          "Account Receivable" has the meaning given to the term "Account" in the UCC.

          "Acquisition" means, with respect to any Person, any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of another Person, or of any business or division of another Person, (b) the acquisition of all or substantially all of the capital stock, partnership interests, membership interests or equity of any other Person (whether or not a controlling interest), or causing any other Person to become a Subsidiary, or
(c) a merger or consolidation or any other combination with another Person (other than a Subsidiary with and into Borrower or a Restricted Subsidiary provided that Borrower or such Restricted Subsidiary is the surviving entity).

          "Adjusted LIBO Rate" means the rate per annum (rounded upwards, if necessary, to the next l/16 of 1%) determined pursuant to the following formula:

              Adjusted LIBO Rate =                 LIBO Rate
                                      -----------------------------------
                                            1 - Reserve Percentage

For purposes of this calculation, "LIBO Rate" means with respect to any Advance for any Interest Period a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Dow Jones Market Page3750 (or any successor page) or, if unavailable, then any other comparable publicly available service for displaying eurocurrency rates as selected by the Administrative Agent, as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. For purposes of this calculation, "Reserve Percentage" means, with respect to any Adjusted LIBO Advance for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

          "Adjusted EBITDA" means, as of any measurement date, the result of the following calculation for Borrower and its Subsidiaries on a consolidated basis, for the four consecutive fiscal quarter period ending on such measurement date, all determined in accordance with GAAP:

                    a.   EBITDA, less

                    b.   Capital Expenditures, less


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                    c.   Cash paid (in excess of insurance proceeds paid)
                         in settlement of the litigation described on Subpart (a) of Schedule 3.11.

          "Adjusted LIBO Rate Advances" means Advances bearing interest with reference to the Adjusted LIBO Rate as a Rate Index.

          "Adjusted Net Worth" means, as of any measurement date, the net worth of Borrower and its Subsidiaries, on a consolidated basis, calculated in accordance with GAAP, plus the aggregate amount of any Subordinated Indebtedness as of such measurement date.

          "Administrative Agent" means LaSalle Bank National Association or any successor, assignee or other transferee of Administrative Agent.

          "Advance" means any advance of funds under the Line of Credit
Facility.

          "Advance Request" has the meaning set forth in Section 1.4.1 hereof.

          "Affected Lender" has the meaning specified in Section 1.8.

          "Affiliate" of any Person means (a) any Person directly or indirectly owning, controlling or holding 5% or more of the outstanding beneficial interest in such Person, or (b) any Person as to which such other Person directly or indirectly owns, controls or holds 5% or more of the outstanding beneficial interest, or (c) any Person directly or indirectly under common control with such other Person, or (d) any executive officer, director, partner or member of such Person.

          "Agent-Related Persons" means LaSalle Bank National Association and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means this Second Amended and Restated Credit Facility Agreement and all the exhibits and schedules hereto, all as may be amended and otherwise modified from time to time hereafter.

          "Asset Sale" means the sale, lease, assignment or other transfer for value (including, an insurance recovery for a casualty loss) by Borrower or any Subsidiary to any Person (other than Borrower or any Subsidiary) of any asset or right of Borrower or such Subsidiary, other than (i) the sale or lease of Customer Equipment to any unrelated third party in the ordinary course of business, (ii) any other sale or lease of any asset in the ordinary course of business that is to be replaced within 180 days with another asset performing the same or similar function; provided, that if such asset is not in fact so replaced within such 180 day period, then the "Asset Sale" in respect of such asset will be deemed to have occurred as of the end of such 180 day period, and
(iii) any other sale, lease assignment or other transfer of assets having a value (which for those purposes means the greater of book value and fair market value) not in excess of $250,000 in the aggregate in any fiscal year.

          "Assignment and Acceptance" See Section 10.2.



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          "Authorization" means any License or other governmental permit, certificate and/or approval issued by an Official Body that is necessary or required with the conduct of Borrower's or any of its Subsidiaries business or operations.

          "Authorized Officer" means any officer, employee or representative of such organization who is expressly designated as such or is otherwise authorized to borrow funds hereunder or, as appropriate, to sign loan documents and/or deliver certificates on behalf of such organization pursuant to the provisions of such organization's most recent resolution on file with Administrative Agent.

          "Available Credit Portion" means at any time of determination, that portion of the Line of Credit Commitment that is available at such time under the Line of Credit Facility, as such amount is determined in accordance with
Section 1.3 hereof.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks under the laws of the State of Illinois (or, with respect to certain LIBO Rate matters, banks in London, England) are authorized or required to be closed.

          "Capital Expenditures" means, with respect to any Person, expenditures
(a) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of such Person, and, in any event, including expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one (1) year and an individual cost in excess of $1,000 per item, including direct or indirect acquisition of such assets, and (b) for any Capital Leases. Notwithstanding the foregoing, the term "Capital Expenditure" does not include
(i) purchases of Customer Equipment, (ii) leasehold improvements to the extent Borrower or the applicable Subsidiary has been reimbursed therefor by the applicable lessor, or (iii) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (x) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (y) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

          "Capital Infusion" See Section 5.20.

          "Capital Infusion Investors" means, collectively, Capricorn and White River.

          "Capital Infusion Inter-Company Note" means that certain subordinated unsecured promissory note dated as of the Closing Date issued by Borrower to Guarantor in the original principal amount of $18,800,000, and any amendments, modifications, renewals, extensions, or replacements thereof.

          "Capital Infusion Notes" means those several subordinated unsecured promissory notes dated as of the Closing Date issued by Guarantor to the Capital Infusion Investors pursuant to the Capital Infusion Purchase Agreement in the original principal amount of $11,511,140.50 in the aggregate, and any amendments, modifications, renewals, extensions, or replacements thereof.


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


          "Capital Infusion Purchase Agreement" means that certain Purchase Agreement dated as of November 29, 2001, among Guarantor and the Capital Infusion Investors.

          "Capital Infusion Subordinated Junior Securities" see Section 5.20.

          "Capital Infusion Subordination Agreement" means that certain Subordination Agreement dated as of the Closing Date, among Administrative Agent, the Capital Infusion Investors, and acknowledged by the Guarantor as amended, restated or otherwise modified.

          "Capital Infusion Surplus Investments" has the meaning given to the term "Surplus Investments" in the Capital Infusion Subordination Agreement.

          "Capital Leases" means capital leases and subleases as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No.13 dated November1976 (as amended and updated from time to time).

          "Capricorn" means Capricorn Holdings III, L.P., a Delaware limited partnership, Capricorn Holdings II, L.P., a Delaware limited partnership, and their respective successors and assigns.

          "Capricorn Indenture" means that certain Indenture dated as of February 23, 2001, between Guarantor and Wilmington Trust Company, as Trustee as amended by the Supplemental Indenture dated as of the date hereof and as further amended, restated, supplemented or otherwise modified in accordance with the terms of the Loan Documents.

          "Capricorn Inter-Company Note" means that certain subordinated unsecured promissory note dated as of the date hereof, 2001, issued by Borrower to Guarantor in the original principal amount of $10,500,000, and any amendments, modifications, renewals, extensions, or replacements thereof.

          "Capricorn Notes" has the meaning given to the term `Notes' in the Capricorn Indenture.

          "Capricorn Trust Preferred Securities" has the meaning given to the term "Trust Preferred Securities" in the Capricorn Indenture.

          "Cash Equivalent Investments" means, at any time, any (a) government and agency securities backed by the full faith and credit of the U.S. federal government, (b) commercial paper issued by any Lender or any other commercial paper rated A-1+ or A-1 by Standard& Poor's Ratings Group or P-1 by Moody's Investor Services, Inc., and (c) certificates of deposit, time deposits (represented by such certificates of deposit) or bankers' acceptances issued by any Lender or established with any other federally insured commercial bank rated as "well capitalized" by their primary federal regulators, and having unimpaired capital and unimpaired surplus (collectively) of at least $250,000,000, and whose commercial paper (or commercial paper that is supported by such bank's letter of credit or commitment to lend) is rated as A-1+ or A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investor Services, Inc.


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


          "Cash Interest Paid" means, as of any measurement date, the aggregate amount of Interest Expense of Borrower and its Subsidiaries, on a consolidated basis, paid in cash or required to be paid in cash during the four consecutive fiscal quarter period ended on such measurement date. Cash Interest Paid shall include an amount equal to any cash distributions made from Borrower to Guarantor pursuant to Section 5.18.

          "CCC Canada" means Certified Collateral Corporation of Canada Ltd., a corporation organized under the laws of Ontario, Canada.

          "CCC Capital Trust" means CCC Capital Trust, a statutory business trust organized under the laws of the State of Delaware, and any successor thereto.

          "CCC ChoiceParts JV" means Choice Parts LLC, a Delaware limited liability company, and any successor thereto.

          "CCC Consumer" means CCC Consumer Services Inc., a Delaware corporation.

          "CCC Consumer SE" means Consumer Services Southeast Inc., a Delaware corporation.

          "CCC Credit Card Services" means Credit Card Services Corporation, a Delaware corporation.

          "CCC Enterstand JV" means Enterstand Limited, a private limited company incorporated under the laws of England and Wales.

          "CCC International" means CCC International Holding, Ltd.. a private liability company organized under the laws of the United Kingdom.

          "CCC Norris" means D.W. Norris Limited, a private liability company organized under the laws of the United Kingdom.

          "CCC Partsco" means CCC Partsco Holding, Inc., a Delaware corporation.

          "CCC Rayfield" means Rayfield Limited, a private liability company organized under the laws of the United Kingdom.

          "Central Time" means central standard or daylight savings time as in effect in Chicago, Illinois.

          "ChannelPoint" means ChannelPoint, Inc., a Delaware corporation and any successor thereto.

          "Closing Date" means the date on which all conditions precedent to the effectiveness of this Agreement under Section 2.1 hereof have been satisfied or waived by Required Lenders.

          "Code" means the Internal Revenue Code of 1986, as amended.



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

          "Collateral" means the collateral security for the repayment of the Obligations committed to Lenders or Administrative Agent (for the benefit of Lenders) under the Collateral Security Documents executed by Borrower or any other Obligor in favor of Lenders or Administrative Agent for the benefit of Lenders pursuant to this Agreement from time to time and/or pursuant to all similar or related documents and agreements from time to time, all as amended, restated or otherwise modified from time to time.

         "Collateral Security Documents" means, individually and collectively, the Pledge Agreement, each Pledge, each Security Agreement, each Mortgage, each Deposit Account Control Agreement and the financing statements related to any of the foregoing, all as may be amended, restated or otherwise modified from time to time and (b) any additional documents granting security or Collateral to Lenders or Administrative Agent (for the benefit of Lenders to secure any of the Obligations), all as amended, restated or otherwise modified from time to time.

          "Commitment" means, as to any Lender, at any time of determination, the amount specified as such Lender's "Commitment" on such Lender's signature page hereto as such amount may be reduced from time to time in accordance with
Section 1.1.6.2 or as increased or reduced pursuant to an assignment in accordance with Section 10.2.

          "Commitment Percentage" means, at any time of determination, with respect to each Lender, that portion of the Line of Credit Commitment as to which such Lender is obligated in an amount equal to a fraction, expressed as a percentage, where the numerator is equal to the amount of such Lender's Commitment at such time and the denominator is equal to the aggregate amount of all Lenders' Commitments at such time.

          "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

          "Cumulative Operating Cash Flow" means, as of any measurement date, for Borrower and its Subsidiaries on a consolidated basis, (a) the difference between total revenues and total operating expenses for the period beginning on July 1, 2001 and ending on such measurement date determined in accordance with GAAP, plus (b) depreciation permitted under GAAP during such period, plus (c) amortization expense permitted under GAAP during such period including, without limitation, deferred financing charges.

          "Customer Equipment" means computers and related peripheral equipment that either are purchased or leased by Borrower or any of its Subsidiaries in the ordinary course of business for use by its customers or are leased directly to such entity's customers.

          "Default" means any event or circumstance that with the giving of notice or the passage of time would constitute an Event of Default.

          "Deposit Account Control Agreement" means an agreement among Administrative Agent (for the benefit of the Lenders), Borrower or any of its Subsidiaries and a financial institution at which Borrower or such Subsidiary maintains any lockbox, deposit account or other similar account, substantially in the form attached hereto as
Exhibit 4.15.5 or otherwise in form and substance satisfactory to Administrative Agent.

          "Designated Proceeds" has the meaning set forth in Section 1.1.6.5.c.

          "Dollar" or "$" means U.S. dollars.

          "Domestic Subsidiary" means any Subsidiary incorporated or organized within the United States of America or any state thereof.

          "EBITDA" means, as of any measurement date, for Borrower and its Subsidiaries on a consolidated basis, the sum of the following items during the four consecutive fiscal quarter period ended on such measurement date all determined in accordance with GAAP (with respect to clauses b. through l, to the extent included in net income from continuing operations during such period):

                    a. Net income from continuing operations during such period -- i.e., excluding extraordinary items and the cumulative effect of accounting changes -- determined in accordance with GAAP, and


                    b. plus Interest Expense during such period, but subtract interest income accrued during such period, and

                    c. plus (or less) all charges (credits) in accordance with GAAP for federal and state income taxes during such period, and

                    d. plus depreciation permitted under GAAP during such period, and

                    e. plus amortization expense (including, without limitation, amortization of deferred financing charges) permitted under GAAP during such period, and

                    f. plus the charge from discontinued operations during the first calendar quarter of 2001 in the amount of $5,938,000, and

                    g. plus the charge resulting from the non-cash write down during the second calendar quarter of 2001 of Borrower's investment in ChannelPoint in the amount of $27,512,000, and

                    h. plus the Restructuring Charges during the second calendar quarter of 2001 in the amount of $6,200,000, and

                    i. plus any charges resulting from any settlements in connection with the wind down of CCC Enterstand JV during the period from October 1, 2001 through June 30, 2002 in an amount not to exceed $750,000 in the aggregate, and

                    j. plus any charge with respect to the settlement of the litigation described in Subpart (a) of Schedule 3.11 in the fourth quarter of 2001 or thereafter in an amount up to $5,437,000 (net of insurance proceeds),

                    k. plus (or less) any equity in loss (net income) of CCC Enterstand JV and CCC ChoiceParts JV, and

                    l. plus any non-cash losses, expenses and charges during such period to the extent that the aggregate amount of such non-cash losses, expenses and charges for such period and all previous periods commencing with the date of this Agreement does not exceed $2,250,000, and less any non-cash income during such period.

          "Eligible Assignee" means either (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States and further provided that such bank delivers to Borrower and Administrative Agent at the time of an assignment to it of an interest hereunder, appropriate documentation or other evidence satisfactory to Borrower and Administrative Agent that amounts payable to such bank hereunder are exempt from United States withholding tax; or (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a subsidiary of a Lender,
(ii) a subsidiary of a Person of which a Lender is a subsidiary, or (iii) a Person of which a Lender is a subsidiary.

          "Environmental Control Statutes" has the meaning set forth in Section 3.16.

          "EPA" means the United States Environmental Protection Agency or any other entity that succeeds to its responsibilities and powers.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and as implemented and interpreted.

          "ERISA Affiliate" means any company, whether or not incorporated, which is considered a single employer with Borrower or any of its Subsidiaries under Titles I, II and IV of ERISA.

          "Event of Default" means each of the events described in Section 7.1.

          "Equity Security" means any stock or other equity security or similar security (other than a debt security) convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such a security, or any such warrant or right.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Administrative Agent.

          "Fee Letter" means, collectively, the letter agreement dated as of the date hereof, between Administrative Agent and Borrower and the letter agreement dated the date hereof between Harris Trust & Savings Bank and Borrower.

          "Fixed Charge Coverage Ratio" means, as of any measurement date, the ratio of Adjusted EBITDA to Fixed Charges computed as of such measurement date.

          "Fixed Charges" means, as of any measurement date, the sum of the following items for Borrower and its Subsidiaries, on a consolidated basis, during the four consecutive fiscal quarter period ended on such measurement date, all determined in accordance with GAAP:

                    a. The amount of payments of principal required under this Agreement during such period other than any mandatory prepayments of principal required to be made under this Agreement, and ---

                    b. The amount of principal required to be paid and mandatory commitment reductions on other Funded Debt without duplication (i.e., Funded Debt other than under this Agreement) during such period, and

                    c.        Cash Interest Paid during such period, and

                    d. Federal and state income tax expense paid in cash for such period, and

                    e. Any Investments in CCC ChoiceParts JV made on or after the Closing Date during such period.

          "Foreign Subsidiary" means any Subsidiary, other than a Domestic Subsidiary.

          "FRB" means the Board of Governors of the Federal Reserve System or any other entity or agency that succeeds to its responsibilities and powers.

          "Funded Debt" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to surety instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses and other indebtedness;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by)any Lien upon or in property (including accounts and contracts rights) owed by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) the present value of the unpaid amount of all non-compete payments due in connection with any Acquisition by using a discount rate equal to the Prime Rate at the time of determination; (i) all Hedging Obligations; (j) all obligations, contingent or otherwise, with respect to the face amount all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit); and (k) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venture or a member and all Indebtedness of any Subsidiary. The term "Funded Debt" includes all Subordinated Indebtedness.

          "GAAP" means generally accepted accounting principles applied on a consistent basis set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Administrative Agent may reasonably approve, which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          "Guarantor" means CCC Information Services Group Inc., a Delaware corporation and its successors and assigns.

          "Guarantor Common Stock" means the common stock of Guarantor, $.10 par value per share.

          "Hazardous Materials" includes (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et. seq.), as amended from time to time, and regulations promulgated thereunder; or
(b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et. seq.), as amended from time to time, and regulations promulgated hereunder; or (c) any other substance the use or presence of which on, in, under or above any real property ever owned, controlled or used by Borrower (or any of its Subsidiaries) is similarly regulated or prohibited by any federal, state or local law, rule, ordinance, regulation or decree of any court or governmental authority as a hazardous material.

          "Hedging Agreement" means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

          "Hedging Obligation" means, at any time of determination, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements,
(a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include any Lender).

          "Honor Date" has the meaning specified in subsection 1.2.3.c.

          "Immaterial Subsidiary" See Section 7.1.10.

          "Inactive Subsidiaries" means, collectively, CCC Consumer, CCC Consumer SE and CCC Credit Card Services.

          "Info4Cars" means Info4Cars.com, Inc., a Delaware corporation, and any successor thereto.

          "Inter-Company Note Subordination Agreement" means that certain Subordination Agreement dated as of the Closing Date, among Administrative Agent, the Guarantor and Borrower as amended, restated or otherwise modified.

          "Interest Expense" means, as of any measurement date, the amount of interest and other finance charges of Borrower and its Subsidiaries, on a consolidated basis, required to be charged as an expense under GAAP during the relevant four consecutive fiscal quarter period ending on such measurement date. For purposes of this calculation, interest (a) includes interest accrued under Capital Leases, and (b) interest expense under the Capricorn Inter-Company Note and Capital Infusion Inter-Company Note, but (c) excludes the amortization of the fees under Sections 1.7.1, 1.7.3 and 1.7.4 hereof, and any other such charges with respect to any Funded Debt that are associated with capitalized debt, and bank service charges and amortization of deferred financing charges.

          "Interest Period" means (a) with respect to the Prime Rate, a period of one (1) Business Day, and (b) with respect to the Adjusted LIBO Rate, a period (at the election of Borrower) of 1, 2, or 3 calendar months duration; provided, however, that with respect to the Adjusted LIBO Rate, (1) if any Interest Period would otherwise end on a day that is not a Business Day or Business Day in London, such Interest Period will be extended to the next succeeding Business Day or Business Day in London, subject to clauses (2) and
(3) below; and (2) any Interest Period that would otherwise end on a day that is not a Business Day and a Business Day in London will be extended to the next succeeding day that is a Business Day and a Business Day in London unless such Business Day falls in another calendar month, in which case such Interest Period will end on the next preceding Business Day in London; and (3) with respect to an Interest Period that begins on the last Business Day in London of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), subject to clause "(2)" above, the Interest Period will end on the last

Business Day in London of a calendar month. With respect to the Adjusted LIBO Rate and the Prime Rate, interest will accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires.

          "Investments" shall have the meaning set forth in Section 5.7 hereof.

          "Issuance Date" has the meaning specified in subsection 1.2.1.a.

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means LaSalle Bank National Association, in its capacity as issuer of one or more Letters of Credit hereunder or one of its affiliates, together with any replacement letter of credit issuer approved by Borrower and Required Lenders.

          "LaSalle" means LaSalle Bank National Association, in its capacity as a Lender, and any successor thereto.

          "L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata share.

          "L/C Amendment Application" means an application form for amendment of outstanding letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date of such drawing.

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Section 1.2, in an aggregate amount not to exceed on any date the amount of $5,000,000, as the same may be limited by Section 1.2.1.

          "L/C Fee Rate" See Schedule A.

          "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Letters of Credit" means any letters of credit Issued by the Issuing Bank pursuant to Section 1.2.

          "Letter of Credit Fee" has the meaning set forth in Section 1.2.7.

          "Leverage Ratio" means, as of any measurement date, the ratio of Funded Debt (for Borrower and its Subsidiaries, on a consolidated basis, as of such measurement date) to EBITDA, calculated as of such measurement date. For purposes of calculating the Leverage Ratio, the Subordinated Indebtedness evidenced by the Capricorn Inter-Company Note and the Capital Infusion Inter-Company Note shall be excluded from the definition of Funded Debt.

          "LIBO Rate" has the meaning set forth in the definition of "Adjusted LIBO Rate."

          "License" means any authorization, construction or other permit, consent, franchise, ordinance, registration, certificate, license, call sign, frequency designation, agreement or other right filed with, granted by, issued by or entered into with any Official Body.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), reversionary or reclamation interest, charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "Line of Credit Commitment" means, at any time of determination, the aggregate amount of all Commitments of all Lenders at such time up to a maximum amount of $30,000,000, as reduced from time to time pursuant to Section 1.1.6.2.

          "Line of Credit Facility" means the line of credit facility as described in Article1 hereof.

          "Line of Credit Maturity Date" has the meaning set forth in Section
1.1.2 hereof, as may be extended from time to time in Lenders' sole and absolute discretion.

          "Line of Credit Note" means that certain Note (or Notes) payable to the order of each Lender in the amount of its Commitment prepared in accordance with Section 1.1.4 hereof, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Parent Guaranty, any Subsidiary Guaranty, the Collateral Security Documents, all L/C-Related Documents, the Capital Infusion Subordination Agreement, the Inter-Company Note Subordination Agreement and any other documents, agreements and certificates entered into or delivered in connection herewith or therewith or pursuant hereto or thereto, all as may be amended, restated, modified and supplemented from time to time.

          "Local Authorities" means, individually and collectively, the state and local governmental authorities that govern the activities of Borrower.

          "Mandatory Prepayment Event" has the meaning set forth in Section 1.1.6.5.c.


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


          "Margin Regulations" means, collectively, Regulation T at 12 CFR 220, Regulation U at 12 CFR 221 and Regulation X at 12 CFR 224, promulgated by the FRB, as amended from time to time.

          "Margin Stock" has the meaning set forth in the Margin Regulations.

          "Material Adverse Change" means any change that has or causes a Material Adverse Effect.

          "Material Adverse Effect" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on:

                    a. The business, assets, revenues, financial condition, operations of Guarantor and Borrower and the Subsidiaries of Borrower, taken as a whole; or

                    b. The ability of Borrower to perform any of its payment obligations under the Loan Documents when due or the ability of Borrower to perform any other material obligations under any Loan Document; or

                    c. Any right, remedy or benefit of Administrative Agent or any Lender under any Loan Document in any way relating to (i) Administrative Agent's or any Lender's ability to collect or entitlement to receive (or be reimbursed for) payments of principal, interest, fees, costs or expenses under the Loan Documents or (ii) Administrative Agent's or any Lender's protection of, realization upon or other rights or interest in any material portion of the Collateral.

          "Mortgage" means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Lenders or Administrative Agent (for the benefit of the Lenders) a Lien on real property of Borrower or any Subsidiary, all as may be amended, restated or otherwise modified from time to time.

          "Net Cash Proceeds" means:

                    a. with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrower or any Subsidiary pursuant to such Asset Sale net of (i) the direct reasonable out-of-pocket costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and, (iii) amounts required to be applied to the repayment of any Funded Debt secured by a Lien on the asset subject to such Asset Sale (other than the Obligations);


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


                    b. with respect to any issuance of equity securities, the aggregate cash proceeds received by the Guarantor, Borrower or any of their respective Subsidiaries pursuant to such issuance, net of the direct reasonable out-of-pocket costs relating to such issuance (including sales and underwriter's commission); and

                    c. with respect to any issuance of Funded Debt, the aggregate cash proceeds received by the Guarantor, Borrower or any of their respective Subsidiaries pursuant to such issuance, net of the direct reasonable out-of-pocket costs of such issuance (including up-front fees and placement fees).

          "Notes" means, individually and collectively, each promissory note delivered to Administrative Agent or any Lender pursuant to any Loan Document and evidencing any indebtedness to Administrative Agent or any Lender under the Loan Documents (each as may be amended, modified, supplemented, restated, extended, renewed or replaced from time to time).

          "Obligations" means all of the indebtedness and obligations (monetary or otherwise) of Borrower and any other Obligor owing to Administrative Agent, the Lenders or the Issuing Bank or otherwise arising under or in connection with any Loan Document and, with respect to any Hedging Obligations, any Affiliate of a Lender.

          "Obligor" means Borrower, Guarantor and any other Person (other than Administrative Agent and Lenders) obligated to Administrative Agent or any Lender under any Loan Document.

          "Official Body" means any federal, state, local, or other government or political subdivision (and any agency, authority, bureau, central bank, commission, department or instrumentality of either) and any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Organic Document" means, relative to any entity, its certificate or articles of incorporation or organization or other organizational document, its by-laws, operating agreements or other governing document or agreement (whether existing as a corporation, a partnership, a limited liability company or otherwise).

          "Parent Guaranty" means the guaranty executed by Guarantor in favor of Administrative Agent (for the benefit of the Lenders) related to the Obligations, as may be amended, restated or otherwise modified from time to time.

          "PBGC" means the Pension Benefits Guaranty Corporation or any other entity that succeeds to its responsibilities and powers under ERISA.

          "Periodic Compliance Certificate" means a certificate in the form of Exhibit4.2 hereto.

          "Periodic Facility Fee" means the fee due and payable to Administrative Agent (for the benefit of Lenders) in accordance with Section
1.7.2 hereof.



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

          "Permitted Indebtedness" has the meaning set forth in Section 5.2 hereof.

          "Permitted Investments" has the meaning set forth in Section 5.7 hereof.

          "Permitted Liens" has the meaning set forth in Section 5.5 hereof.

          "Person" means any natural person, corporation, limited liability company, joint venture, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" means any pension benefit or welfare benefit plan as defined in Sections 3(l), (2) or (3) of ERISA covering employees of Borrower or any ERISA Affiliate of Borrower.

          "Pledge" means a pledge agreement executed by Borrower or any of its Subsidiaries pledging capital stock, membership interests or other equity or ownership interests in any other Person to the Lenders or Administrative Agent (for the benefit of the Lenders), all as may be amended, restated or otherwise modified from time to time.

          "Pledge Agreement" means, the pledge agreement relating to a pledge of Borrower's stock (all as may be amended, modified and supplemented from time to time) executed by the Guarantor in favor of Administrative Agent, as may be amended, restated or otherwise modified from time to time.

          "Portion" means a designated portion of the indebtedness hereunder as to which a specified Rate Index (and a corresponding Rate Margin) has been selected or deemed to be applicable.

          "Previous Credit Facility Agreement" See the Recitals.

          "Previous Lenders" See the Recitals.

          "Prime Rate" means, for any day, the higher of (a) 0.5% per annum above the latest Federal Funds Rate, and (b) the rate of interest per annum publicly announced by Administrative Agent from time to time as its "prime rate" of interest; such term, however, does not necessarily mean Administrative Agent's best or lowest rate available.

          "Prime Rate Advances" means Advances which bear interest with reference to the Prime Rate as a Rate Index.

          "Pro Rata" means from or to each Lender in proportion to its Commitment Percentage.

          "Pro Rata Share" means, with respect to any Lender, a percentage equal to such Lender's Commitment Percentage (or, if no commitments exist at any time of determination, equal to the fraction, expressed as a percentage, where the numerator is equal to the aggregate outstanding principal amount of the Advances held by such Lender and the denominator is equal to the outstanding principal amount of the Advances held by all Lenders).



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


          "Rate Index" has the meaning set forth in Section 1.1.5 hereof.

          "Rate Margin" has the meaning set forth in Section 1.1.5.4 hereof.

          "Replacement Lender" has the meaning set forth in Section 1.8 hereof.

          "Required Lenders" means Lenders in the aggregate holding more than 66-2/3% of the aggregate outstanding principal amount of the Advances (or, if no Advances at the time of such determination are outstanding, then Lenders obligated with respect to more than 66-2/3% of the Commitments).

          "Reserve Percentage" has the meaning set forth in the definition of "Adjusted LIBO Rate."

          "Restricted Subsidiary" means a direct or indirect Subsidiary of Borrower that executes and delivers a Subsidiary Guaranty and Security Agreement granting to Administrative Agent, for the benefit of the Lenders, a security interest on substantially all of its assets.

          "Restructuring Charge" means, with respect to any Person, the costs of restructuring business operations of such Person which are considered restructuring charges in accordance with GAAP and which are required to be disclosed as a component of income from continuing operations pursuant to Staff Accounting Bulletin No.67 (Income Statement Presentation of Restructuring Charges).

          "Rights Offering" means the distribution of rights to purchase Guarantor Common Stock to holders of Guarantor Common Stock and holders of outstanding warrants to purchase Guarantor Common Stock as referred to in the Capital Infusion Purchase Agreement.

          "SEC" means the Securities and Exchange Commission or any other entity that succeeds to its responsibilities and powers.

          "Securities Acts" means, collectively, the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and as implemented by the SEC and interpreted by the SEC or any court of competent jurisdiction.

          "Security Agreement" means a security agreement, trademark and license security agreement, patent and license security agreement, copyright and license security agreement, collateral assignment or other instrument granting the Lenders or Administrative Agent (for the benefit of the Lenders) a Lien on any personal property of Borrower or any of its Subsidiaries, all as may be amended, restated or otherwise modified from time to time.

          "Settlement Date" means, with respect to any Advance hereunder, the date on which funds are advanced by Administrative Agent (on behalf of Lenders).

          "Subordinated Indebtedness" means all other indebtedness and monetary obligations of Borrower or any of its Subsidiaries subordinated to the repayment of the Obligations on terms and conditions satisfactory to the Required Lenders. As of the Closing

Date, the Subordinated Indebtedness consists of the indebtedness and monetary obligations of Borrower subordinated pursuant to the Inter-Company Note Subordination Agreement.

          "Subsidiary" of any Person or entity means any Person as to which such other Person or entity (a)directly or indirectly owns, controls or holds more than 50% of the voting stock or (b), is otherwise required in accordance with GAAP to be considered as part of a consolidated organization. Unless the context otherwise requires, "Subsidiary" shall mean a Subsidiary of Borrower.

          "Subsidiary Guaranty" means any guaranty executed by any Subsidiary of Borrower in accordance with Section 4.15.4 in favor of any Lender or Administrative Agent (for the benefit of the Lenders) related to the Obligations, as may be amended, restated or otherwise modified from time to time.

          "Taxes" shall have the meaning specified in Section 1.5.4.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois; provided that, as used in Section 7.2.2 hereof, "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

          "UK Subsidiaries" means, collectively, CCC International, CCC Rayfield and CCC Norris.

          "White River" means White River Ventures, Inc., a Delaware corporation, and its successors and assigns.

     9.2 Rules of Construction.

          9.2.1 Plural; Gender. Whenever used herein, (a) a singular number includes the plural, and the plural includes the singular, and (b) use of the masculine, feminine or neuter gender includes all genders.

          9.2.2 Financial and Accounting Terms. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP.

          9.2.3 References to Agreement and Statutes. Unless otherwise expressly provided herein, (i) references to agreements (including this Credit Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 Indemnification, Reliance and Assumption of Risk Provisions. Without limiting any other indemnification in any Loan Document, Borrower hereby agrees to defend Administrative Agent and each Lender (and the directors, officers, employees, agents and affiliates of Administrative Agent and each Lender) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, costs, or expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by any of them arising out of or in any way connected with any Loan Document, including, without limitation, any attempt by Administrative Agent or any Lender to exercise its rights hereunder, except for losses resulting directly and exclusively from such Person's own gross negligence, willful misconduct or fraud. In addition, Borrower will reimburse and indemnify Administrative Agent and each Lender (and the directors, officers, employees, agents and Affiliates of Administrative Agent and each Lender) for all reasonable costs, expenses and losses resulting from the following: (1) any failure or refusal by Borrower or by any Affiliate of Borrower to provide any requested assistance or cooperation in connection with any attempt by Administrative Agent or any Lender to liquidate any Collateral in the event of any Event of Default and (2) any misrepresentation, gross negligence, fraud or willful misconduct by Borrower (or any of its employees or officers), or any other person or entity pledging Collateral hereunder. Moreover, with respect to any Advance Request or other communication between Borrower and Administrative Agent or Lenders hereunder and all other matters and transactions in connection therewith, Borrower hereby irrevocably authorizes Administrative Agent and each Lender to accept, rely upon, act upon and comply with any verbal or written instructions, requests, confirmations and orders of any Authorized Officer of Borrower. Borrower, Administrative Agent and each Lender each acknowledges that the transmissions of any such instruction, request, confirmation, order or other communication involves the possibility of errors, omissions, mistakes and discrepancies, and Borrower, Administrative Agent and each Lender each agrees to adopt such internal measures and operational procedures to protect its interest. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for -- and hereby releases and discharges Administrative Agent and each Lender from any and all risk of loss and responsibility for, and agrees to indemnify, reimburse on demand and hold Administrative Agent and each Lender harmless from -- any and all claims, actions, damages, losses, liability and expenses by reason of or in any way related to (a) Administrative Agent's or any Lender's accepting, relying and acting upon, complying with or observing any such instructions, requests, confirmations or orders from or on behalf of any such Authorized Officer, and
(b) any such errors, omissions, mistakes and discrepancies by (or otherwise resulting from or attributable to the actions or inactions of) any Authorized Officer or Borrower; provided, however, Borrower has not assumed hereby the risk of any reasonably foreseeable actual loss resulting directly and exclusively from Administrative Agent's or any Lender's own gross negligence, fraud or willful misconduct. Borrower's obligations provided for in this Section 10.1 will survive any termination of this Agreement, and the repayment of the outstanding balances hereunder.

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

     10.2 Assignment; Disclosure of Information to Third Parties.

          10.2.1 Assignments. No Loan Document may be assigned (in whole or in part) by Borrower without the prior written consent of all Lenders. Notwithstanding any other provision of any Loan Document, any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, as long as no Event of Default exists, the Borrower (which consent shall not be unreasonably withheld or delayed) at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of or fee to the Administrative Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to another Lender or to an Eligible Assignee that is an Affiliate of such Lender ) (each an "Assignee") all, or any ratable part of all, of its Advances, Commitment and the other rights and obligations of such Lender hereunder; provided, however, that
(i) such assignment shall involve at least $5,000,000; (ii) each Lender other than LaSalle must retain a Commitment of at least $5,000,000 unless such Lender is assigning its entire Commitment; (iii) LaSalle must maintain a Commitment of at least $15,000,000 so long as no Default or Event of Default has occurred; and
(iv) the Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance form attached hereto as Exhibit 10.2.1 or such other form satisfactory to Administrative Agent ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) except in the case of assignments by any Lender to any of its Affiliates, the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.00.

               a. From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               b. Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Advances and Commitment and, if the assignor Lender has retained a portion of its Advances and its Commitment, replacement Notes in the principal amount of the Advances retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

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

          Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

               c. Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Advances, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders pursuant to (1) subsection 10.5.a. if the participant's commitment is thereby increased, (2) subsection 10.5.b., (3) subsection 10.5.c., (4) subsection 10.5.d., (5)
          subsection 10.5.e. with respect to an extension of the Line of Credit Maturity Date, or (6) subsection 10.5.h.; provided, however, that no Participant shall be entitled to receive any greater payments under this Agreement than such Lender would have been entitled to receive with respect to the rights participated, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided further, however, that any Participant exercising its right of set-off shall agree to be bound under this Agreement as if it were a Lender.

               d. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          10.2.2 Disclosure of Information. Administrative Agent and each Lender will employ reasonable procedures to treat as confidential all written, non-public information delivered to Administrative Agent or such Lender (as applicable) pursuant to this Agreement

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

concerning the property, operations and performance of Borrower and its Subsidiaries that is conspicuously designated by Borrower or any Subsidiary as confidential information. With respect to any employee of Administrative Agent or any Lender, such procedures will be at least as protective of such confidential information of Borrower and its Subsidiaries as those established procedures of Administrative Agent or such Lender (respectively) applicable to and known by such employee for protecting Administrative Agent's or such Lender's own confidential information. Notwithstanding the foregoing, Administrative Agent and each Lender may furnish or disclose any information concerning Borrower (or any of its properties or operations) in Administrative Agent's or such Lender's possession from time to time (1) to permitted participants, transferees and assignees (including prospective participants, transferees and assignees), but subject to a reasonable confidentiality agreement regarding any non-public confidential information thereby disclosed, and (2) in response to credit inquiries consistent with general banking practices. In addition, Administrative Agent and each Lender may also furnish or disclose any such information (a) to any federal or state regulator of Administrative Agent or such Lender, and (b) to Administrative Agent's or such Lender's Affiliates, employees, legal counsel, appraisers, accountants and agents, and (c) to any Person pursuant to compulsory judicial process, and (d) to any judicial or arbitration forum in connection with enforcing the Loan Documents or defending an action based upon the Loan Documents, and (e) to any other Person with respect to the public or non-confidential information. Administrative Agent and each Lender may also include operational and performance information and data relating to Borrower in compilations, reports and data bases assembled by Administrative Agent or such Lender (or Affiliates of Administrative Agent or such Lender) and used to conduct, support, assist in and validate portfolio, industry and credit analysis; provided, however, that neither Administrative Agent nor any Lender may thereby disclose to other Persons any information relating to Borrower and its Subsidiaries in a manner that is attributable to Borrower or any Subsidiary unless (1) such disclosure is permitted under the standards outlined above in this Section or (2) Borrower otherwise consents thereto (which consent may not be unreasonably withheld).

     10.3 Binding Effect and Governing Law. This Agreement and all documents executed hereunder are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and all documents executed hereunder are governed as to their validity, interpretation, construction and effect by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State (including, without limitation, 735 Illinois Compiled Statute ss.105/5-5).

     10.4 No Waiver; Delay. To be effective, any waiver by the Lenders must be expressed in a writing executed by Administrative Agent with the approval of the Required Lenders, other than Defaults or Events of Default under Section 7.1.1 (payment related Events of Defaults) or Section 7.1.10 (insolvency related Events of Default), which must be approved by each Lender. If Administrative Agent or any Lender waives any power, right or remedy arising hereunder or under any applicable law, then such waiver will not be deemed to be a waiver (a) upon the later occurrence or recurrence of any events giving rise to the earlier waiver or (b) as to any other Obligor. No failure or delay by Administrative Agent or any Lender to insist upon the strict performance of any term, condition, covenant or agreement of any of the Loan Documents, or to exercise any right, power or remedy hereunder, will constitute a waiver of compliance with any such term, condition, covenant or agreement, or preclude Administrative Agent or any Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, neither Administrative Agent nor any Lender will be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or any other Loan Document or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The remedies provided herein are cumulative and not exclusive of each other, the remedies provided by law, and the remedies provided by the other Loan Documents.

     10.5 Modifications and Amendments. Except as otherwise expressly provided in this Agreement, no modification or amendment to any Loan Document will be effective unless made in a writing signed by appropriate officers of Administrative Agent (with the consent of the Required Lenders) and each Person (other than the Lenders) that is a party to such Loan Document. Notwithstanding the foregoing, to the extent that any such modification or amendment attempts to implement any of the following, then such amendment or modification must be approved by all Lenders:

               a. Increase the Commitment or the Commitment Percentage of any Lender, or

               b. Add any additional Rate Index, alter any threshold for any Rate Margin category, reduce the amount of any Rate Margin, or otherwise alter any provision that effectively reduces that interest rate applicable to the Advances, or

               c. Reduce the amount of any fees due to Lenders under any Loan Document (other than fees payable to the Administrative Agent for its own account), or

               d. Reduce the amount of any payment (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), or

               e. Postpone or extend the Line of Credit Maturity Date or any scheduled payment date (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), or

               f. Modify the definition of "Pro Rata" or "Required Lenders" or otherwise change the number or percentage of Lenders that are required to take or approve (or direct the Administrative Agent to take) any action under the Loan Documents, or

               g. Release or discharge Borrower or any Obligor under the Loan Documents or permit Borrower or any Obligor to assign to another Person any of its rights or obligations under the Loan Documents, or

               h. Release all or any part of any guaranty of any part of the indebtedness under the Loan Documents or any security interest in or pledge of any, substantial part of the Collateral, or

               i. Amend or otherwise modify the Capital Infusion Subordination Agreement or Inter-Company Note Subordination Agreement, or

               j. Amend this Section.

In addition, no provision of any Loan Document relating to the rights or obligations of the Administrative Agent may be modified or amended without the consent of the Administrative Agent.

     10.6 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     10.7 Notices. Any notice, request, consent, waiver or other communication required or permitted under or in connection with the Loan Documents will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by telegraph, or by facsimile (voice confirmed), or by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below:

If to Borrower:               CCC Information Services Inc.
                              World Trade Center Chicago
                              444 Merchandise Mart
                              Chicago, IL 60654
                              Attention:  Reid Simpson
                              Facsimile:  (312) 527-1194
                              With a copy to (which shall not
                              constitute notice to Borrower):
                              Skadden, Arps, Slate, Meagher & Flom (Illinois)
                              333 West Wacker Drive
                              Chicago, Illinois  60606
                              Attention:        Peter C. Krupp
                              Facsimile:        (312) 407-0411
If to Administrative Agent:
                              LaSalle Bank National Association
                              135 South LaSalle Street
                              Chicago, Illinois 60603
                              Attention:  Aimee Daniels
                              Facsimile:  (312) 904-8914

                              With a copy to:

                              Vedder, Price, Kaufman & Kammholz

                              222 North LaSalle Street
                              Chicago, Illinois  60601-1003
                              Attention:        Jeffrey C. Davis
                                                Paul R. Hoffman
                              Facsimile:        (312) 609-5005
If to any Lender:             Such Lender's address and facsimile set
                              forth on the signature pages hereof.

Any party to a Loan Document may change its address or facsimile number for notice purposes by giving notice thereof to the other parties to such Loan Document in accordance with this Section, provided that such change shall not be effective until 2 calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 calendar days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such party's designated number, or (c) if by telegraph, then upon actual receipt or 2 Business Days after delivery to the telegraph company (whichever is earlier), or (d) if by nationally recognized commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), or if otherwise delivered, then upon actual receipt. For any and all purposes related to giving and receiving notices and communications between Borrower and Administrative Agent or any Lender under any Loan Document, Borrower hereby irrevocably appoints Borrower's President as its agent to whom Administrative Agent and Lenders may give and from whom Administrative Agent and Lenders may receive all such notices and communications. Any agreement of the Administrative Agent and the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled, absent any act or omission constituting gross negligence or willful misconduct on the part of the Administrative Agent or such Lender, to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lender shall not, absent any act or omission constituting gross negligence or willful misconduct on the part of the Administrative Agent or such Lender, have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Advances shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

     10.8 Time of Day. All time of day restrictions imposed herein shall be calculated using Central Time.

     10.9 Relationship with Prior Agreements. This Agreement completely and fully supersedes all oral agreements and all other and prior written agreements by and between Borrower, Administrative Agent and any Lender concerning the terms and conditions of this credit arrangement (other than the letters referenced to in Section 1.7).

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

     10.10 Severability. If fulfillment of any provision of or any transaction related to any Loan Document at the time performance is due involves transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void (as though not contained herein), and the remainder of this Agreement shall remain operative and in full force and effect; provided, however, if any such clause or provision pertains to the repayment of any indebtedness hereunder, then the occurrence of any such invalidity shall constitute an immediate Event of Default hereunder.

     10.11 Termination and Survival. All agreements, representations, warranties and covenants of Borrower contained herein or in any documentation required hereunder will survive the execution and delivery of this Agreement and the other Loan Documents and the funding of the Advances hereunder and will continue in full force and effect until terminated in accordance with this Section. Except as otherwise provided in Section 4.13 hereof and Section 10.1 hereof, this Agreement will terminate upon satisfaction of each of the following events:
(i) payment to Administrative Agent and each Lender in full (unconditionally and indefeasibly) of the entire indebtedness and monetary obligations due hereunder and under the other Loan Documents, and (ii) the termination of the Line of Credit Facility hereunder, and (iii) return and cancellation of any effective letters of credit issued by Administrative Agent or any Lender for the account of Borrower (or delivery to Administrative Agent of cash or readily marketable collateral in an amount and subject to a pledge agreement that are acceptable to Administrative Agent in its sole and absolute discretion).

     10.12 Reinstatement. To the maximum extent not prohibited by applicable law, this Agreement (and the indebtedness hereunder and Collateral therefor) will be reinstated and correspondingly increased if at any time any amount received by Administrative Agent or any Lender in respect of any Loan Document is rescinded or must otherwise be restored or returned by Administrative Agent or such Lender to any Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Borrower or other Person or for any substantial part of the assets of Borrower or any other Person, or otherwise, all as though such payments had not been made.

     10.13 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, or addresses of any lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     10.14 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

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

     10.15 Conflict Provision. In the event of an irreconcilable conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall govern.

     10.16 Waiver of Liability. BORROWER (A) AGREES THAT NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY TO BORROWER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES OR COSTS SUFFERED OR INCURRED BY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, EXCEPT FOR REASONABLY FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD AND (B) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR ANY LENDER (OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS FOR REASONABLY FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD. MOREOVER, WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, UNLESS ADMINISTRATIVE AGENT OR ANY LENDER IS ADJUDGED TO BE GUILTY OF CRIMINAL CONDUCT THAT CAUSED SUCH DAMAGES, THEN NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY WITH RESPECT TO (AND BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR REASONABLY NON-FORESEEABLE DAMAGES SUFFERED BY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH; AND IF ADMINISTRATIVE AGENT OR ANY LENDER IS ADJUDGED TO BE GUILTY OF SUCH CRIMINAL CONDUCT, THEN BORROWER WILL BE ENTITLED TO THE TYPES OF COMPENSATION (INCLUDING, AS APPLICABLE AND APPROPRIATE, SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR NON-FORESEEABLE DAMAGES) AS AND TO THE EXTENT AVAILABLE UNDER APPLICABLE LAW.

     10.17 Forum Selection, Consent to Jurisdiction. ANY LITIGATION IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER OR BORROWER WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST BORROWER, ANY COLLATERAL OR ANY OTHER PROPERTY MAY ALSO BE BROUGHT (AT ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OPTION) IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR WHERE ADMINISTRATIVE AGENT OR SUCH LENDER MAY OTHERWISE OBTAIN PERSONAL JURISDICTION OVER BORROWER. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED HEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE

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

AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN
INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THEN BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, IF ADMINISTRATIVE AGENT OR ANY LENDER AT ANY TIME COMMENCES LITIGATION AGAINST BORROWER IN A STATE COURT OF THE STATE OF ILLINOIS AT A TIME WHEN AND WITH RESPECT TO A CAUSE OF ACTION THAT AT THE TIME MAY ALSO BE PROPERLY MAINTAINED IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS (INCLUDING, WITHOUT LIMITATION, SATISFACTION OF PERSONAL AND SUBJECT MATTER JURISDICTION AND OTHER PROCEDURAL PREREQUISITES TO MAINTAINING SUCH ACTION), THEN NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER WILL CONTEST OR OBJECT TO A TIMELY MOTION BY BORROWER TO TRANSFER SUCH ACTION TO SUCH FEDERAL COURT PROVIDED THAT SUCH ACTION CAN AT THE TIME OF SUCH TRANSFER BE MAINTAINED WITH RESPECT TO ALL PARTIES AND ALL CAUSES OF ACTION IDENTIFIED BY ADMINISTRATIVE AGENT OR SUCH LENDER.

     10.18 Waiver of Jury Trial. ADMINISTRATIVE AGENT, EACH LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES
(A) THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY), AND (B) THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH, AND
(C) THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS AND FUNDING ADVANCES THEREUNDER.

     10.19 Prior Agreements. This Agreement and the other Loan Documents executed and delivered in connection herewith are entered into and delivered to Administrative Agent and the Lenders party thereto in replacement of and substitution for, and not in payment of or satisfaction for, the following documents: (a) the Previous Credit Facility Agreement; (b) $15,125,000 Amended and Restated Line of Credit Note dated as of April 17, 2001, in favor of LaSalle; (c) $8,250,000 Amended and Restated Line of Credit Note dated as of April 17, 2001, in favor of Harris Trust and Savings Bank; (d) Domestic Subsidiary Guaranty dated as of April 17, 2001, executed by certain Domestic Subsidiaries in favor of Administrative Agent; (e) Domestic Subsidiary Security Agreement dated as of April 17, 2001, executed by certain Domestic Subsidiaries in favor of Administrative Agent; (f) Pledge Agreement of Domestic Subsidiaries dated as of April 17, 2001, executed by Borrower and certain Domestic Subsidiaries in favor of Administrative Agent; (g) Collateral Assignment of Notes dated as of April 17, 2001, executed by Borrower in favor of Administrative Agent, (h) Guaranty of CCC Information Services Group Inc. dated as of October 29, 1998 executed by Guarantor in favor of Administrative Agent;
(i) Pledge Agreement dated as of October 29, 1998 executed by Guarantor in favor of Administrative Agent; and (j) Amended and Restated Security Agreement dated as of April 17, 2001, executed by Borrower in favor of Administrative Agent (collectively, as amended or otherwise modified prior to the Closing Date, the "Prior Agreements"). Effective as of the date hereof, those Previous Lenders listed on the signature pages to the Previous Credit Facility

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

Agreement, shall and are hereby replaced pursuant to assignments entered into on the Closing Date with the Lenders listed on the signature pages to this Agreement. All other instruments, documents and agreements executed and delivered in connection with the Prior Agreements are hereby reaffirmed and shall continue in full force and effect. Borrower acknowledges that the Advances, except to the extent of the repayments made on the Closing Date, of the Lenders evidenced by the Prior Agreements have not been satisfied but instead have become part of the Obligations under this Agreement. Borrower further acknowledges that all of the Liens granted by Borrower under the Prior Agreements and all instruments, documents and agreements executed in connection therewith are hereby reaffirmed and shall, to the extent set forth in such Prior Agreements and all instruments, documents and agreements executed in connection therewith, continue hereafter to secure the Obligations, until all Obligations are repaid in full in cash (including any Obligations reinstated pursuant to such Prior Agreements) and this Agreement is terminated.

                      [BALANCE OF PAGE INTENTIONALLY BLANK]


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




     SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT



         IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Second Amended and Restated Credit Facility Agreement, as of the day and year first above written.

                                         CCC INFORMATION SERVICES INC.


                                         By: /s/ Reid E. Simpson
                                             ----------------------------------
                                             Name: Reid E. Simpson
                                             Title:  Executive Vice President
                                                     and Chief Financial Officer


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


     SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT




                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  (AS ADMINISTRATIVE AGENT AND ISSUING BANK)


                                   By: /s/ Aimee W. Daniels
                                       -----------------------------------------
                                       Name: Aimee W. Daniels
                                       Title: Sr. Vice President


                                  LASALLE BANK NATIONAL ASSOCIATION, (AS LENDER)


                                   By: /s/ Aimee W. Daniels
                                       -----------------------------------------
                                       Name: Aimee W. Daniels
                                       Title: Sr. Vice President

                                       Address  135 South LaSalle Street
                                                Chicago, Illinois 60603
                                                Attention:
                                                Facsimile:    (312)904-0409

                                                Commitment:  $15,000,000

     SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT




                                      HARRIS TRUST AND SAVINGS BANK


                                      By: /s/ Len E. Meyer
                                          --------------------------------------
                                          Name: Len E. Meyer
                                          Title: Vice President

                                          Address:
                                          Harris Trust and Savings Bank
                                          111 West Monroe Street
                                          10th Floor West
                                          Chicago, IL 60603
                                          Main:    312-461-5113
                                          Fax: 312-461-2591

                                          Commitment:  $15,000,000


                                       95